                                                                    Exhibit 4(d)

                        SYNCOR INTERNATIONAL CORPORATION
                             EMPLOYEES' SAVINGS AND
                              STOCK OWNERSHIP PLAN

                             AS AMENDED AND RESTATED
                            EFFECTIVE JANUARY 1, 1997

                                  INTRODUCTION

Syncor International Corporation, a Delaware corporation (the "Company"), previously established the Syncor International Corporation Employees' Savings and Stock Ownership Plan (the "Plan") effective as of July 31, 1986 for the benefit of eligible employees of the Company and its participating affiliates. The Plan is intended to constitute a qualified profit-sharing stock bonus plan, as described in Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), which includes an employee stock ownership plan, as described in
Section 4975(e)(7) of the Code, such portion of which is designed to invest primarily in the common stock of the Company, and also a qualified cash or deferred arrangement, as described in Section 401(k) of the Code.

In order to consolidate all prior amendments to the Plan since its restatement as of July 1, 1994, and in order to enable the Plan to comply with various amendments to the Code effective since such restatement (including without limitation those amendments made by the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997) as well as the regulations and rulings of the Internal Revenue Service under the Code, the Company hereby amends and restates the Plan, in the form set forth in Exhibit A hereto, effective as of January 1, 1997 (except as otherwise provided in Exhibit A).

Date:  February 25, 2002                  SYNCOR INTERNATIONAL CORPORATION



                                          By: /s/ Sheila H. Coop
                                             -----------------------------------
                                          Sheila H. Coop
                                          Senior Vice President, Human Resources
                                            and Communications

                                    EXHIBIT A

                        SYNCOR INTERNATIONAL CORPORATION
              EMPLOYEES' SAVINGS AND STOCK OWNERSHIP PLAN AND TRUST

                AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997

                                TABLE OF CONTENTS

1   DEFINITIONS............................................................        1

    1.1   "Account"........................................................        1
    1.2   "ACP" or "Average Contribution Percentage".......................        2
    1.3   "Administrator"..................................................        2
    1.4   "ADP" or "Average Deferral Percentage"...........................        2
    1.5   "Acquisition Loan"...............................................        2
    1.6   "Beneficiary"....................................................        2
    1.7   "Board of Directors".............................................        2
    1.8   "Break in Service"...............................................        2
    1.8A  "Cash Forfeiture Account"........................................        2
    1.9   "Code"...........................................................        2
    1.10  "Committee"......................................................        3
    1.11  "Company"........................................................        3
    1.12  "Company Stock"..................................................        3
    1.13  "Compensation"...................................................        3
    1.14  "Contribution"...................................................        3
    1.15  "Contribution Dollar Limit"......................................        4
    1.16  "Conversion Period"..............................................        4
    1.17  "Direct Rollover"................................................        4
    1.18  "Directed Investment Accounts"...................................        4
    1.19  "Disability".....................................................        5
    1.20  "Distributee"....................................................        5
    1.21  "Effective Date".................................................        5
    1.22  "Eligible Employee"..............................................        5
    1.23  "Eligible Retirement Plan".......................................        6
    1.24  "Eligible Rollover Distribution".................................        6
    1.25  "Employee".......................................................        6
    1.26  "Employer".......................................................        6
    1.27  "ERISA"..........................................................        6
    1.28  "Fair Market Value"..............................................        7
    1.29  "Financed Shares"................................................        7
    1.29A "Foreign Employee"...............................................        7
    1.30  "Forfeiture Account".............................................        7
    1.31  "HCE" or "Highly Compensated Employee"...........................        7
    1.32  "Hour of Service"................................................        7
    1.33  "Ineligible".....................................................        8
    1.34  "Investment Fund" or "Fund"......................................        8

    1.34A "Lafayette Plan".................................................        8
    1.34B "Lafayette Plan Merger Date".....................................        8
    1.35C "Lafayette Plan Participant".....................................        8
    1.35  "Leased Employee"................................................        8
    1.36  "Leave of Absence"...............................................        8
    1.37  "Loan Suspense Account"..........................................        9
    1.38  "NHCE" or "Non-Highly Compensated Employee"......................        9
    1.39  "Normal Retirement Date".........................................        9
    1.39A "North Star Trust Agreement".....................................        9
    1.40  "Owner"..........................................................        9
    1.41  "Parental Leave".................................................        9
    1.42  "Participant"....................................................        9
    1.43  "Pay"............................................................        9
    1.44  "Plan"..........................................................        10
    1.45  "Plan Year".....................................................        10
    1.46  "Qualified Election Period".....................................        10
    1.47  "Qualified Participant".........................................        10
    1.48  "QDRO"..........................................................        10
    1.49  "Related Company"...............................................        10
    1.50  "Settlement Date"...............................................        10
    1.51  "Spousal Consent"...............................................        10
    1.52  "Stock Investment Company Accounts".............................        11
    1.53  "Stock Investment Participant Account"..........................        11
    1.54  "Subsidiary"....................................................        11
    1.55  "Sweep Account".................................................        11
    1.56  "Sweep Date"....................................................        11
    1.57  "Taxable Income"................................................        11
    1.58  "Trade Date"....................................................        11
    1.58A  "T. Rowe Price Trust Agreement"................................        12
    1.59  "Trust".........................................................        12
    1.60  "Trustee".......................................................        12
    1.61  "Year of Participation".........................................        12
    1.62  "Year of Vesting Service".......................................        12

2   ELIGIBILITY...........................................................        13

    2.1   Eligibility.....................................................        13
    2.2   Ineligible Employees............................................        14
    2.3   Ineligible or Former Participants...............................        14
    2.4   Inapplicability of Certain Provisions to Participants Who are Foreign
            Employees.....................................................        14

3   PARTICIPANT CONTRIBUTIONS.............................................        15

    3.1   Pre-Tax Contribution Election...................................        15
    3.2   Changing a Contribution Election................................        15
    3.3   Revoking and Resuming a Contribution Election...................        15

    3.4   Contribution Percentage Limits..................................        16
    3.5   Refunds When Contribution Dollar Limit Exceeded.................        16
    3.6   Timing, Posting and Tax Considerations..........................        17

4   ROLLOVERS AND TRUST-TO-TRUST TRANSFERS................................        18

    4.1   Rollovers.......................................................        18
    4.2   Transfers from Other Qualified Plans............................        18

5   EMPLOYER CONTRIBUTIONS................................................        20

    5.1   Order of Employer Contributions.................................        20
    5.2   Syncor Match Contributions......................................        20
    5.3   Syncor Stock Bonus Contributions................................        21
    5.4   Syncor Booster Contributions....................................        22
    5.5   Syncor Cash Bonus Contributions.................................        23

6   ACCOUNTING............................................................        24

    6.1   Individual Participant Accounting...............................        24
    6.2   Sweep Account is Transaction Account............................        24
    6.3   Trade Date Accounting and Investment Cycle......................        24
    6.4   Accounting for Investment Funds.................................        25
    6.5   Payment of Fees and Expenses....................................        25
    6.6   Accounting for Participant Loans................................        26
    6.7   Error Correction................................................        26
    6.8   Participant Statements..........................................        26
    6.9   Special Accounting During Conversion Period.....................        26
    6.10  Accounts for QDRO Beneficiaries.................................        26

7   INVESTMENT OF DIRECTED INVESTMENT ACCOUNTS............................        28

    7.1   Investment Funds................................................        28
    7.2   Investment Fund Elections.......................................        28
    7.3   Responsibility for Investment Choice............................        28
    7.4   Default if No Election..........................................        28
    7.5   Timing..........................................................        29
    7.6   Investment Fund Election Change Fees............................        29

8   INVESTMENT OF STOCK INVESTMENT COMPANY ACCOUNTS AND STOCK
          INVESTMENT PARTICIPANT ACCOUNTS.................................        30

    8.1   Normal Investment...............................................        30
    8.2   Diversification of Stock Investment Company Accounts (Prior to
            January 1, 2002)..............................................        30
    8.3   Diversification of Stock Investment Company Accounts and Stock
            Investment Participant Accounts (Effective January 1, 2002)...        31

9   VESTING AND FORFEITURES...............................................        32

    9.1   Fully Vested Contribution Accounts..............................        32
    9.2   Full Vesting upon Certain Events................................        32
    9.3   Vesting Schedule................................................        32
    9.4   Forfeitures.....................................................        33
    9.5   Rehired Employees...............................................        33
    9.6   Forfeitures from Syncor Cash Bonus Accounts ....................        34

10  PARTICIPANT LOANS.....................................................        35

    10.1  Participant Loans Permitted.....................................        35
    10.2  Loan Application, Note and Security.............................        35
    10.3  Spousal Consent.................................................        35
    10.4  Loan Approval...................................................        35
    10.5  Loan Funding Limits.............................................        35
    10.6  Maximum Number of Loans.........................................        36
    10.7  Source and Timing of Loan Funding...............................        36
    10.8  Interest Rate...................................................        36
    10.9  Repayment.......................................................        36
    10.10 Repayment Hierarchy.............................................        37
    10.11 Repayment Suspension............................................        37
    10.12 Loan Default....................................................        37
    10.13 Call Feature....................................................        37

11  IN-SERVICE WITHDRAWALS................................................        38

    11.1  In-Service Withdrawals Permitted................................        38
    11.2  In-Service Withdrawal Application and Notice....................        38
    11.3  Spousal Consent.................................................        38
    11.4  In-Service Withdrawal Approval..................................        38
    11.5  Minimum Amount, Payment Form and Medium.........................        39
    11.6  Source and Timing of In-Service Withdrawal Funding..............        39
    11.7  Hardship Withdrawals............................................        39
    11.8  Rollover Account Withdrawals....................................        41
    11.9  Over Age 59-1/2 Withdrawals.....................................        41

12  DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR AS REQUIRED BY LAW .............        43

    12.1  Benefit Information, Notices and Election.......................        43
    12.2  Spousal Consent.................................................        43
    12.3  Payment Form and Medium.........................................        44
    12.4  Distribution of Small Amounts...................................        44
    12.5  Source and Timing of Distribution Funding.......................        44
    12.6  Deemed Distribution.............................................        45
    12.7  Latest Commencement Permitted...................................        45

    12.8  Payment Within Life Expectancy..................................        46
    12.9  Incidental Benefit Rule.........................................        46
    12.10 Payment to Beneficiary..........................................        46
    12.11 Beneficiary Designation.........................................        47
    12.12 Effect of Certain Distributions and Deemed Distributions; Repayment     47
    12.13 Required Distributions on or After January 1, 2002..............        48

13  ADP AND ACP TESTS.....................................................        49

    13.1  Contribution Limitation Definitions.............................        49
    13.2  ADP and ACP Tests...............................................        51
    13.3  Correction of ADP and ACP Tests.................................        51
    13.4  Multiple Use Test...............................................        53
    13.5  Correction of Multiple Use Test.................................        53
    13.6  Adjustment for Investment Gain or Loss..........................        53
    13.7  Testing Responsibilities and Required Records...................        53
    13.8  Separate Testing................................................        53

14  MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS..........................        55

    14.1  "Annual Addition" Defined.......................................        55
    14.2  Maximum Annual Addition.........................................        55
    14.3  Avoiding an Excess Annual Addition..............................        55
    14.4  Correcting an Excess Annual Addition............................        55
    14.5  Correcting a Multiple Plan Excess...............................        56
    14.6  "Defined Benefit Fraction" Defined..............................        56
    14.7  "Defined Contribution Fraction" Defined.........................        56
    14.8  Combined Plan Limits and Correction.............................        57

15  TOP-HEAVY RULES.......................................................        58

    15.1  Top-Heavy Definitions...........................................        58
    15.2  Special Contributions...........................................        59
    15.3  Special Vesting.................................................        59
    15.4  Adjustment to Combined Limits for Different Plans...............        60

16  PLAN ADMINISTRATION...................................................        61

    16.1  Plan Delineates Authority and Responsibility....................        61
    16.2  Fiduciary Standards.............................................        61
    16.3  Company is ERISA Plan Administrator.............................        61
    16.4  Administrator's Authority.......................................        62
    16.5  Advisors May be Retained........................................        63
    16.6  Delegation of Administrator's Duties............................        63
    16.7  Committee Operating Rules.......................................        63
    16.8  Multiple Employer Plan Requirements.............................        64
    16.9  Veterans' Rights................................................        65

17  MANAGEMENT OF INVESTMENTS.............................................        66

    17.1  In General......................................................        66
    17.2  Investment Funds................................................        66
    17.3  Authority to Hold Cash..........................................        67
    17.4  Trustee to Act Upon Instructions................................        67
    17.5  Administrator Has Right to Vote Registered Investment Company Shares    67
    17.6  Custom Fund Investment Management ..............................        67
    17.7  Authority to Segregate Assets...................................        68
    17.8  Investment in Company Stock.....................................        68
    17.9  Voting and Tendering Company Stock..............................        68
    17.10 Registration and Disclosure for Company Stock...................        69
    17.11 Investment of Amounts Credited to Syncor Cash Bonus Accounts....        69

18  LEVERAGED TRANSACTIONS................................................        70

    18.1  Authority to Use Leverage.......................................        70
    18.2  Acquisition Loans...............................................        70
    18.3  Acquisition Loan Payments.......................................        70
    18.4  Employer Contributions..........................................        71
    18.5  Allocation of Financed Shares...................................        71
    18.6  Net Income or Loss and Dividends................................        72
    18.7  Accounting for Transactions.....................................        73
    18.8  Allocation Limitation...........................................        73
    18.9  Forfeitures.....................................................        73
    18.10 Restrictions....................................................        73

19  TRUST ADMINISTRATION..................................................        74

    19.1  Trustee to Construe Trust.......................................        74
    19.2  Trustee To Act As Owner of Trust Assets.........................        74
    19.3  United States Indicia of Ownership..............................        74
    19.4  Tax Withholding and Payment.....................................        75
    19.5  Trust Accounting................................................        75
    19.6  Valuation of Certain Assets.....................................        75
    19.7  Legal Counsel...................................................        76
    19.8  Fees and Expenses...............................................        76
    19.9  Trustee Duties and Limitations..................................        76
    19.10 Applicability of T. Rowe Price Trust Agreement and North Star
               Trust Agreement............................................        76

20  RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION.....................        78

    20.1  Plan Does Not Affect Employment Rights..........................        78
    20.2  Limited Return of Contributions.................................        78
    20.3  Assignment and Alienation.......................................        79

    20.4  Facility of Payment.............................................        80
    20.5  Reallocation of Lost Participant's Accounts.....................        80
    20.6  Put Options.....................................................        81
    20.7  Claims Procedure................................................        81
    20.8  Construction....................................................        82
    20.9  Jurisdiction and Severability...................................        82
    20.10 Indemnification by Employer.....................................        83

21  AMENDMENT, MERGER, DIVESTITURES AND TERMINATION.......................        84

    21.1  Amendment.......................................................        84
    21.2  Merger..........................................................        84
    21.2A Merger with Lafayette Plan......................................        84
    21.3  Divestitures....................................................        86
    21.4  Plan Termination................................................        87
    21.5  Amendment and Termination Procedures............................        87
    21.6  Termination of Employer's Participation.........................        88
    21.7  Replacement of Trustee..........................................        88
    21.8  Final Settlement and Accounting of Trustee......................        88

1        DEFINITIONS

         When capitalized, the words and phrases below have the following meanings unless different meanings are clearly required by the context:

         1.1 "Account" means the records maintained for purposes of accounting for a Participant's interest in the Plan. "Account" may refer to one or all of the following accounts which have been created on behalf of a Participant to hold specific types of Contributions under the Plan and intra-Plan transfers:

                  (a) "Fund Deferrals Account": An account created to hold Pre-Tax Contributions designated by the Participant as to be deposited to his or her Fund Deferrals Account.

                  (b) "Syncor Stock Deferrals Account": An account created to hold Pre-Tax Contributions designated by the Participant as to be deposited to his or her Syncor Stock Deferrals Account.

                  (c) "Rollover Account": An account created to hold (i) Rollover Contributions and (ii) amounts from a Participant's Stock Investment Company Account diversified in accordance with Subsections 8.2 or 8.3.

                  (d) "Syncor Match/Bonus Account": An account created to hold Syncor Match and Syncor Stock Bonus Contributions.

                  (e) "Syncor Booster Account": An account created to hold Syncor Booster Contributions.

                  (f) "Pre-ESSOP Shares Account": An account created to hold Pre-ESSOP Shares Contributions.

                  (g) "Syncor Cash Bonus Account": An account created to hold Syncor Cash Bonus Contributions. This Subsection 1.1(g) is effective January 1, 1999.

                  (h) "Lafayette Deferrals Account": With respect to a Participant who was a Lafayette Plan Participant immediately prior to the Lafayette Plan Merger Date, an account created to hold the amount which had been credited to such Participant's account in the Lafayette Plan as of the Lafayette Plan Merger Date which was attributable to such Participant's salary deferral contributions under Code Section 401(k).

                  (i) "Lafayette Matching Account": With respect to a Participant who was a Lafayette Plan Participant immediately prior to the Lafayette Plan Merger Date, an account created to hold the amount which had been credited to such Participant's account in the Lafayette Plan as of the Lafayette Plan Merger Date which was attributable to employer matching contributions on his or her behalf (including forfeitures allocated on the same basis as matching contributions).

                  (j) "Lafayette Rollover Account": With respect to a Participant who was a Lafayette Plan Participant immediately prior to the Lafayette Plan Merger Date, an account created to hold the amount which had been credited to such Participant's account in the Lafayette Plan as of the Lafayette Plan Merger Date and which was attributable to rollover contributions on his or her behalf.

         1.2 "ACP" or "Average Contribution Percentage" means the percentage calculated in accordance with Subsection 13.1.

         1.3 "Administrator" means the Company, which has delegated all or a portion of the duties of the Administrator under the Plan to a Committee in accordance with Subsection 16.6.

         1.4 "ADP" or "Average Deferral Percentage" means the percentage calculated in accordance with Subsection 13.1.

         1.5 "Acquisition Loan" means a loan or other extension of credit which is made to the Plan or guaranteed by a "disqualified person" [as defined in Code Section 4975(e)(2)] to finance the acquisition of Company Stock or to repay an existing Acquisition Loan.

         1.6 "Beneficiary" means the person or persons who is to receive benefits after the death of the Participant pursuant to Subsection 12.11 or as a result of a QDRO.

         1.7 "Board of Directors" means the Board of Directors of the Company.

         1.8 "Break in Service" means the end of five consecutive Plan Years (or six consecutive Plan Years if absence from employment was due to a Parental Leave) for which a Participant is credited with less than 501 Hours of Service in each year, except that for the short Plan Year commencing June 1, 1993 and ending December 31, 1993, "292" shall be substituted for the preceding reference to "501."

         1.8A "Cash Forfeiture Account" means an account holding amounts previously allocated as Syncor Cash Bonus Contributions and forfeited by Participants who have left the Employer, invested in interest-bearing deposits of the Trustee, pending disposition as provided in this Plan and Trust and as directed by the Administrator. This Subsection 1.8A is effective January 1, 1999.

         1.9 "Code" means the Internal Revenue Code of 1986, as amended. Reference to any specific Code section shall include such section, any valid regulation promulgated thereunder and any comparable provision of any future legislation amending, supplementing or superseding such section.

         1.10 "Committee" means the Committee which has been appointed by the Board of Directors to administer the Plan in accordance with Subsection 16.6.

         1.11 "Company" means Syncor International Corporation, a Delaware corporation, or any successor by merger, purchase or otherwise.

         1.12 "Company Stock" means common stock of the Company, its predecessor(s), or its successors or assigns, or any corporation with or into which said corporation may be merged, consolidated or reorganized, or to which a majority of its assets may be sold.

         1.13 "Compensation" means the sum of a Participant's Taxable Income and (a) any "elective deferral" [as defined in Section 402(g)(3) of the Code] and (b) any amount which is contributed or deferred by an Employer at the election of such Participant and which is not included in his or her gross income by reason of Sections 125 or 132(f)(4) of the Code. Effective January 1, 1998, the term "Compensation" shall mean Taxable Income. For purposes of determining benefits under this Plan, Compensation is limited to $160,000 [as adjusted for the cost of living pursuant to Code Section 401(a)(17)] per Plan Year. For the purpose of determining HCEs and Key Employees [as defined in
                  Section 15.1(c)], Compensation for the entire Plan Year shall be used. For the purpose of determining ADP and ACP, Compensation shall be limited to amounts paid to an Eligible Employee while a Participant. Effective January 1, 1999, and notwithstanding the preceding provisions of this Subsection 1.13, "Compensation" with respect to a Participant who is a Foreign Employee shall mean wages within the meaning of Code
                  Section 3401(a) (for purposes of income tax withholding at the source) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of employment or the services performed [such as the exception for agricultural labor in Section 3401(a)(2) of the Code].

         1.14 "Contribution" means an amount contributed to the Plan by the Employer or an Eligible Employee, and allocated by contribution type to Participants' Accounts, as described in Subsection 1.1. Specific types of Contributions include:

                  (a) "Pre-Tax Contribution": An amount contributed by the Employer on an eligible Participant's behalf in conjunction with a Participant's Code Section 401(k) salary deferral election. References to Pre-Tax Contribution shall include Pre-Tax Contributions designated to be deposited to a Participant's Fund Deferrals Account or Syncor Stock Deferrals Account.

                  (b) "Rollover Contribution": An amount contributed by an Eligible Employee which originated from another employer's or an Employer's qualified plan.

                  (c) "Syncor Match Contribution": An amount contributed by the Employer on an eligible Participant's behalf based upon the amount contributed by the eligible Participant.

                  (d) "Syncor Stock Bonus Contribution": An amount contributed by the Employer on an eligible Participant's behalf and allocated on a pay based formula to the Participant.

                  (e) "Syncor Booster Contribution": An amount contributed by the Employer on an eligible Participant's behalf and allocated in an equal amount to qualifying Participants.

                  (f) "Pre-ESSOP Shares Contribution": An amount previously contributed by the Employer on an eligible Participant's behalf and allocated on a pay based formula to the Participant.

                  (g) "Syncor Cash Bonus Contribution": An amount contributed by the Employer on an eligible Participant's behalf and allocated on a pay-based formula to the Participant. This Subsection 1.14(g) is effective January 1, 1999.

         1.15 "Contribution Dollar Limit" means the annual limit placed on each Participant's Pre-Tax Contributions, which shall be $9,500 per calendar year [as adjusted for the cost of living pursuant to Code Section 402(g)(5)]. For purposes of this Subsection 1.15, a Participant's Pre-Tax Contributions shall consist of any employer contribution made under any qualified cash or deferred arrangement as defined in Code Section 401(k) to the extent not includible in gross income for the taxable year under Code Section 402(e)(3), determined without regard to Code Section 402(g).

         1.16 "Conversion Period" means the period of converting the prior accounting system of the Plan and Trust, if such Plan and Trust were in existence prior to July 1, 1994, or the prior accounting system of any plan and trust which is merged into this Plan and Trust subsequent to July 1, 1994, to the accounting system described in Section 6.

         1.17 "Direct Rollover" means an Eligible Rollover Distribution that is paid directly to an Eligible Retirement Plan for the benefit of a Distributee.

         1.18 "Directed Investment Accounts" means a Participant's Fund Deferrals and Rollover Accounts.

         1.19 "Disability" means a Participant's physical or mental condition presumed to be total and permanent which, in the judgment of the Administrator based upon medical evidence satisfactory to the Administrator, prevents a Participant from performing his or her regular occupation with the Employer.

         1.20 "Distributee" means an Employee or former Employee, the surviving spouse of an Employee or former Employee and a spouse or former spouse of an Employee or former Employee determined to be an alternate payee under a QDRO.

         1.21 "Effective Date" means January 1, 1997, unless stated otherwise herein. The date upon which the provisions of this document become effective. In general, the provisions of this document only apply to Participants who are Employees on or after the Effective Date. However, investment and distribution provisions apply to all Participants with Account balances to be invested or distributed after the Effective Date.

         1.22 "Eligible Employee" means an Employee of an Employer, except any Employee:

                  (a) Whose compensation and conditions of employment are covered by a collective bargaining agreement to which an Employer is a party unless the agreement calls for the Employee's participation in the Plan.

                  (b) Who is treated as an Employee because he or she is a Leased Employee; or

                  (c) Who is a nonresident alien who (i) either receives no earned income (within the meaning of Code Section 911(d)(2)), from sources within the United States under Code Section 861(a)(3); or (ii) receives such earned income from such sources within the United States but such income is exempt from United States income tax under an applicable income tax convention.

                  Effective January 1, 1999, the term "Eligible Employee" shall mean an Employee of an Employer, except any Employee:

                  (a) Whose compensation and conditions of employment are covered by a collective bargaining agreement to which an Employer is a party unless the agreement calls for the Employee's participation in the Plan; or

                  (b) Who is treated as an Employee because he or she is a Leased Employee.

                  Notwithstanding the preceding sentence, effective January 1, 1999, a Foreign Employee shall be an Eligible Employee only with respect to sharing in allocations of Syncor Cash Bonus Contributions under Subsection 5.5 and forfeitures from Syncor Cash Bonus Accounts under Subsection 9.6, provided he or she otherwise satisfies the requirements of Section 2.

         1.23 "Eligible Retirement Plan" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), or a qualified trust described in Code Section 401(a), that accepts a Distributee's Eligible Rollover Distribution, except that with regard to an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement account or an individual retirement annuity.

         1.24 "Eligible Rollover Distribution" means a distribution of all or any portion of the balance to the credit of a Distributee, excluding a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of a Distributee or the joint lives (or joint life expectancies) of a Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; a distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities). Effective as to distributions made after December 31, 1998, the term "Eligible Rollover Distribution" shall not include any hardship distribution described in
                  Section 402(k)(2)(B)(i)(IV) of the Code.

         1.25     "Employee" means an individual who is:

                  (a) Directly employed by the Employer or any Related Company and for whom any income for such employment is subject to withholding of income or social security taxes; or

                  (b)      A Leased Employee.

                  Effective January 1, 1999, the term "Employee" shall include a Foreign Employee.

         1.26 "Employer" means the Company, and any Subsidiary or Related Company of the Company which adopts this Plan with the approval of the Company.

         1.27 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. Reference to any specific section shall include such section, any valid regulation promulgated thereunder and any comparable provision of any future legislation amending, supplementing or superseding such section.

         1.28 "Fair Market Value" means, respect to Company Stock traded on a national exchange, the closing sales price of a share of Company Stock as reported on a national exchange. With respect to Company Stock for which no public market exists, the value of a share of Company Stock as determined by the Administrator based upon a valuation by an independent appraiser.

         1.29 "Financed Shares" means shares of Company Stock acquired with the proceeds of an Acquisition Loan.

         1.29A "Foreign Employee" means a person who is directly employed by a Subsidiary or a Related Company which is organized under the laws of a jurisdiction other than (1) the United States or (2) the states and territories of the United States; provided, however, that an employee of a Subsidiary or Related Company organized under the laws of the Commonwealth of Puerto Rico shall be treated as a Foreign Employee. This Subsection 1.29A is effective January 1, 1999.

         1.30 "Forfeiture Account" means an account holding amounts forfeited by Participants who have left the Employer, invested in shares of Company Stock and interest bearing deposits of the Trustee, pending disposition as provided in this Plan and Trust and as directed by the Administrator.

         1.31 "HCE" or "Highly Compensated Employee" means an Employee described as a Highly Compensated Employee in Section 13.

         1.32 "Hour of Service" means each hour for which an Employee is entitled to:

                  (a) Payment for the performance of duties for any Related Company;

                  (b) Payment from any Related Company for any period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, sickness, incapacity (including disability), layoff, leave of absence, jury duty or military service;

                  (c) Back pay, irrespective of mitigation of damages, by award or agreement with any Related Company (and these hours shall be credited to the period to which the agreement pertains); or

                  (d) No payment, but is on a Leave of Absence (and these hours shall be based upon his or her normally scheduled hours per week or a 40-hour week if there is no regular schedule).

                  The crediting of hours for which no duties are performed shall be in accordance with Department of Labor regulation Sections 2530.200b-2(b) and (c). Actual hours shall be used whenever an accurate record of hours is maintained for an Employee. Otherwise, an equivalent number of hours shall be credited for each payroll period in which the Employee would be credited with at least one hour. The payroll period equivalencies are 45 hours weekly, 90 hours biweekly, 95 hours semimonthly and 190 hours monthly. An Employee's service with a predecessor or acquired company shall only be counted in the determination of his or her Hours of Service for eligibility and/or vesting purposes if (1) the Company directs that credit for such service be granted, or (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Employer or Related Company. In the event a person was employed by an entity at the time such entity's assets were acquired by the Company or a Related Company and at the time of acquisition such person became an employee of the Company or a Related Company, his or her service with such entity shall be treated as service for the Company unless the Administrator decides otherwise; provided, however, that the decision by the Administrator shall be uniform as to all similarly-situated persons as to such entity.

         1.33 "Ineligible" means the Plan status of an individual during the period in which he or she is (a) an Employee of a Related Company which is not then an Employer, (B) an Employee, but not an Eligible Employee, or (c) not an Employee.

         1.34 "Investment Fund" or "Fund" means an investment fund as described in Subsection 17.2.

         1.34A "Lafayette Plan" means the Lafayette Pharmaceuticals Incorporated 401(k) Profit-Sharing Plan.

         1.34B "Lafayette Plan Merger Date" means the date as of which the Lafayette Plan was merged into this Plan, which date is December 31, 2001.

         1.34C "Lafayette Plan Participant" means a Participant who was a Participant in the Lafayette Plan as of the Lafayette Plan Merger Date.

         1.35 "Leased Employee" means any person (other than an employee of the Company or a Related Company) who pursuant to an agreement between the Company and any other person has performed services for the Company [or for the Company and related persons determined in accordance with Section 414(n)(6) of the Code] on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the Company or a Related Company.

         1.36 "Leave of Absence" means a period during which an individual is deemed to be an Employee, but is absent from active employment, provided that the absence:

                  (a)      Was authorized by a Related Company; or

                  (b) Was due to military service in the United States armed forces and the individual returns to active employment within the period during which he or she retains employment rights under federal law.

         1.37 "Loan Suspense Account" means an account created to hold unallocated Financed Shares.

         1.38 "NHCE" or "Non-Highly Compensated Employee" means an Employee described as a Non-Highly Compensated Employee in Section 13.

         1.39 "Normal Retirement Date" means the date of a Participant's 65th birthday.

         1.39A "North Star Trust Agreement" means the agreement between the Company and North Star ESOP & Fiduciary Services, LLC, as amended from time to time, establishing a trust forming a part of the Plan with respect to assets of the Plan to be used to fund the benefits provided under the employee stock ownership portion of the Plan and to be used to fund benefits provided under the non-employee stock ownership portion of the Plan which are invested in Company Stock. This Subsection 1.39A is effective May 1, 2000.

         1.40 "Owner" means a person with an ownership interest in the capital, profits, outstanding stock or voting power of a Related Company within the meaning of Code Sections 318 or 416 (which exclude indirect ownership through a qualified plan).

         1.41 "Parental Leave" means the period of absence from work by reason of pregnancy, the birth of an Employee's child, the placement of a child with the Employee in connection with the child's adoption, or caring for such child immediately after birth or placement as described in Code Section 410(a)(5)(E).

         1.42 "Participant" means an Eligible Employee who begins to participate in the Plan after completing the eligibility requirements as described in Subsection 2.1. An Eligible Employee who makes a Rollover Contribution prior to completing the eligibility requirements as described in Subsection 2.1 shall also be considered a Participant except for purposes of provisions related to Contributions (other than a Rollover Contribution). A Participant's participation continues until his or her employment with all Related Companies ends and his or her Account is distributed or forfeited. Effective January 1, 1999, the preceding sentence shall read as follows: "A Participant's participation continues until his or her employment with the Employer, all Related Companies and any Subsidiary ends and his or her Account is distributed or forfeited."

         1.43 "Pay" means the base pay and overtime paid to an Eligible Employee by an Employer while a Participant during the current period. Pay shall include any "elective deferral" [as defined in Section 402(g)(3) of the Code] and any amount which is contributed or deferred by an Employer at the election of a Participant and which is not included in his or her gross income by reason of Section 125 of the Code. Pay shall also include any amount which is contributed or deferred by an Employer on or after January 1, 1998 at the election of a Participant and which is not included in his or her gross income by reason of Section 132(f) of the Code. Pay shall be limited to $160,000 [as adjusted for the cost of living pursuant to Code Section 401(a)(17)] per Plan Year.

         1.44 "Plan" means the Syncor International Corporation Employees' Savings and Stock Ownership Plan set forth in this document, as from time to time amended.

         1.45 "Plan Year" means the annual accounting period of the Plan and Trust which ends on each December 31.

         1.46 "Qualified Election Period" means the period of six Plan Years commencing with the Plan Year an Employee first becomes a Qualified Participant. Effective January 1, 2002, the term "Qualified Election Period" shall mean, with respect to a Participant, the period beginning with the first Plan Year in which he or she becomes a Qualified Participant and ending with the last Plan Year in which he or she is a Participant.

         1.47 "Qualified Participant" means an Employee who has completed at least ten Years of Participation in the Plan and has attained age 55. Effective January 1, 2002, the term "Qualified Participant" shall mean an Employee who has completed at least ten Years of Participation in the Plan.

         1.48 "QDRO" means a domestic relations order which the Administrator has determined to be a qualified domestic relations order within the meaning of Code Section 414(p).

         1.49 "Related Company" means, with respect to the Company, and any corporation, trade or business which is, together with the Company, a member of the same controlled group of corporations, a trade or business under common control, or an affiliated service group within the meaning of Code Sections 414(b), (c), (m) or (o) and except that for purposes of
                  Section 14, "within the meaning of Code Sections 414(b), (c),
                  (m) or (o), as modified by Code Section 415(h)" shall be substituted for the preceding reference to "within the meaning of Code Sections 414(b), (c), (m) or (o)."

         1.50 "Settlement Date" means, for each Trade Date, the Trustee's next business day.

         1.51 "Spousal Consent" means the written consent given by a spouse to a Participant's election or waiver of a specified form of benefit, including a loan or in-service withdrawal, or Beneficiary designation. The spouse's consent must acknowledge the effect on the spouse of the Participant's election, waiver or designation and be duly witnessed by a Plan representative or notary public. Spousal Consent shall be valid only with respect to the spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent. A Participant may revoke (without Spousal Consent) a prior election, waiver or designation that required Spousal Consent at any time before payments begin. Spousal Consent also means a determination by the Administrator that there is no spouse, the spouse cannot be located or such other circumstances as may be established by applicable law.

         1.52 "Stock Investment Company Accounts" means a Participant's Syncor Match/Bonus, Syncor Booster and Pre-ESSOP Shares Accounts.

         1.53 "Stock Investment Participant Account" means a Participant's Syncor Stock Deferrals Account.

         1.54 "Subsidiary" means an entity which is 50% or more owned, directly or indirectly, by the Company.

         1.55 "Sweep Account" means the subsidiary Account for each Participant through which all transactions are processed, which is invested in interest bearing deposits of the Trustee.

         1.56 "Sweep Date" means the cut off date and time for receiving instructions for transactions to be processed on the next Trade Date.

         1.57     "Taxable Income" means wages within the meaning of Code
                  Section 3401(a) and all other payments of compensation to a participant by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish such Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052, determined without regard to any rules under Code Section 3401(a) which limit remuneration included in wages based on the nature or location of the employment or the services performed [such as the exception for agricultural labor in Code Section 3401(a)(2)]. Notwithstanding the preceding sentence, the Taxable Income of a Participant who is a Foreign Employee shall mean his or her Compensation as defined in Subsection 1.13. Effective for Plan Years beginning after December 31, 1997 as to all Participants, "Taxable Income" shall include (a) any "elective deferral" of a Participant [as defined in Section 402(g)(3)] and (b) any amount which is contributed or deferred by the Employer at the election of a Participant and which is not includable in the gross income of such Participant by reason of Code Sections 125 or 132(f)(4).

         1.58 "Trade Date" Means each day the Investment Funds are valued, which is normally every day the assets of such Funds are traded.

      1.58A "T. Rowe Price Trust Agreement" means the agreement between the
            Company and T. Rowe Price Trust Company, as amended from time to time, establishing a trust forming a part of the Plan with respect to assets of the Plan to be used to fund the benefits provided under the non-employee stock ownership portion of the Plan which are not invested in Company Stock. This Subsection 1.58A is effective May 1, 2000.

      1.59 "Trust" means the legal entity created by those provisions of this document which relate to the Trustee. The Trust is part of the Plan and holds the Plan assets which are comprised of the aggregate of Participants' Accounts, any unallocated funds invested in deposit or money market type assets pending allocation to Participants' Accounts or disbursement to pay Plan fees and expenses and the Forfeiture Account. Effective May 1, 2000, the term "Trust" shall mean, with respect to the assets of the Plan held pursuant to the North Star Trust Agreement, the trust created pursuant to said agreement. Effective May 1, 2000, the term "Trust" shall mean, with respect to the assets of the Plan held pursuant to the T. Rowe Price Trust Agreement, the trust created pursuant to said agreement.

      1.60 "Trustee" means Wells Fargo Bank, National Association. Effective January 1, 1998, the term "Trustee" shall mean Merrill Lynch Trust Company, FSB, a federal savings bank, chartered under the laws of the United States. Effective May 1, 2000, with respect to the assets of the Plan held pursuant to the North Star Trust Agreement, the term "Trustee" shall mean North Star ESOP & Fiduciary Services, LLC, and with respect to the assets of the Plan held pursuant to the T. Rowe Price Agreement, the term "Trustee" shall mean T. Rowe Price Trust Company.

      1.61 "Year of Participation" means a 12-month period during which an Employee, after completing the eligibility requirements and beginning participation in the Plan, is a Participant in the Plan.

      1.62 "Year of Vesting Service" means a 12-consecutive-month period ending on the last day of a Plan Year in which an Employee is credited with at least 1,000 Hours of Service. To provide for the change in the Plan Year effective in 1993 from June 1 to May 31 to January 1 to December 31, a Participant was credited with a Year of Vesting Service for the period June 1, 1993 to May 31, 1994 if he or she was credited with at least 1,000 Hours of Service in such period and a Year of Vesting Service for the period January 1, 1993 to December 31, 1993 if he or she was credited with at least 1,000 Hours of Service in such period. Years of Vesting Service shall include service credited prior to July 31, 1986, except service credited prior to the date the Company was incorporated.

2     ELIGIBILITY

      2.1   Eligibility

            (a) All Eligible Employees who are Participants as of December 31, 1996 shall continue their eligibility to participate as of the Effective Date if they remain Eligible Employees on the Effective Date. Each other Eligible Employee shall become a Participant on the first January 1, April 1, July 1 or October 1 after the date he or she attains age 21, and completes a 12-month eligibility period in which he or she is credited with at least 1,000 Hours of Service. This Subsection 2.1(a) shall no longer apply effective May 1, 2000.

            (b) The initial eligibility period begins on the date an Employee first performs an Hour of Service. Subsequent eligibility periods begin with the start of each Plan Year beginning after the first Hour of Service is performed.

            (c) Effective January 1, 1999, in the case of any Subsidiary or Related Company which adopts the Plan effective on or after January 1, 1999, any Eligible Employee of such Subsidiary or Related Company who had satisfied the requirements of Subsection 2.1 as of the date such Subsidiary or Related Company adopted the Plan shall become a Participant in the Plan as of that date.

            (d) Effective May 1, 2000, each Eligible Employee who is not then a Participant shall become a Participant on the first day of the month after the date he or she attains age 18, and completes a 12-month eligibility period in which he or she is credited with at least 1,000 Hours of Service. This Subsection 2.1(d) shall no longer apply effective August 1, 2001.

            (e)   Effective August 1, 2001:

                  (1) Each Eligible Employee who is not a Participant on July 31, 2001 but who, as of August 1, 2001, has attained age 18 and has completed three months of employment as an Employee, shall become a Participant on August 1, 2001.

                  (2) Each Eligible Employee who is not a Participant on August 1, 2001 and who is not described in Subsection 2.1(e)(1) shall become a Participant on the first day of the calendar month following the later of (i) the month in which he or she attains 18 or (ii) his or her completion of three months of employment as an Employee.

      2.2   Ineligible Employees

            If an Employee completes the above eligibility requirements, but is Ineligible at the time participation would otherwise begin (if he or she were not Ineligible), he or she shall become a Participant on the first subsequent date on which he or she is an Eligible Employee.

      2.3   Ineligible or Former Participants

            A Participant may not make or share in Plan Contributions, nor generally be eligible for a new Plan loan, during the period he or she is Ineligible, but he or she shall continue to participate for all other purposes. An Ineligible Participant or former Participant shall automatically become an active Participant on the date he or she again becomes an Eligible Employee.

      2.4 Inapplicability of Certain Provisions to Participants Who Are Foreign Employees

            Sections 3 and 4 and Subsections 5.2, 5.3 and 5.4 shall not apply to Participants who are Foreign Employees. This Subsection 2.4 is effective January 1, 1999.

3     PARTICIPANT CONTRIBUTIONS

      3.1   Pre-Tax Contribution Election

            Upon becoming a Participant, an Eligible Employee may elect to reduce his or her Pay by an amount which does not exceed the Contribution Dollar Limit, within the limits described in Subsection 3.4, and have such amount contributed to the Plan by the Employer as a Pre-Tax Contribution. The election shall include a designation regarding the percentage to be deposited to his or her Fund Deferrals Account and the percentage to be deposited to his or her Syncor Stock Deferrals Account. The election shall be made as a whole percentage of Pay in such manner and with such advance notice as prescribed by the Administrator. In no event shall an Employee's Pre-Tax Contributions under the Plan and comparable contributions to all other plans, contracts or arrangements of all Related Companies exceed the Contribution Dollar Limit for the Employee's taxable year beginning in the Plan Year.

      3.2   Changing a Contribution Election

            (a) A Participant who is an Eligible Employee may change his or her Pre-Tax Contribution election, including his or her designation regarding the percentage to be deposited to his or her Fund Deferrals Account and the percentage to be deposited to his or her Syncor Stock Deferrals Account, as of any January 1, April 1, July 1 or October 1, in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll paid after such date. This Subsection 3.2(a) shall no longer apply effective May 1, 2000.

            (b) Effective May 1, 2000, a Participant who is an Eligible Employee may change his or her Pre-Tax Contribution election, including his or her designation regarding the percentage to be deposited to his or her Fund Deferrals Account and the percentage to be deposited to his or her Syncor Stock Deferrals Account, on any date in the Plan Year, in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll paid after such date.

            (c) Participants' Contribution election percentages shall automatically apply to Pay increases or decreases.

      3.3   Revoking and Resuming a Contribution Election

            (a) A Participant may revoke his or her Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll paid after such date.

            (b) A Participant may resume Contributions by making a new Contribution election at the same time in which a Participant may change his or her election in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll paid after such date.

      3.4   Contribution Percentage Limits

            (a) The Administrator may establish and change from time to time, in writing, without the necessity of amending the Plan, the minimum, if applicable, and maximum Pre-Tax Contribution percentages, prospectively or retrospectively (for the current Plan Year), for all Participants. In addition, the Administrator may establish any lower percentage limits for Highly Compensated Employees as it deems necessary. As of the Effective Date, the Pre-Tax Contribution maximum percentage is 16%.

            (b) The Administrator may establish and change from time to time, in writing, without the necessity of amending the Plan, the minimum, if applicable, and maximum percentage of a Participant's Pre-Tax Contribution percentage election that a Participant may designate to be deposited to his or her Fund Deferrals and Syncor Stock Deferrals Accounts. As of the Effective Date, the maximum of a Participant's Pre-Tax Contribution percentage election that may be designated to be deposited to his or her Fund Deferrals Account is 14% and the maximum of a Participant's Pre-Tax Contribution percentage election that may be designated to be deposited to his or her Syncor Stock Deferrals Account is 2%.

            (c) Irrespective of the limits that may be established by the Administrator in accordance with this Subsection 3.4, in no event shall the contributions made by or on behalf of a Participant for a Plan Year exceed the maximum allowable under Code Section 415.

      3.5   Refunds When Contribution Dollar Limit Exceeded

            A Participant who makes Pre-Tax Contributions for a calendar year to this Plan and comparable contributions to any other qualified defined contribution plan in excess of the Contribution Dollar Limit may notify the Administrator in writing by the following March 1 (or as late as April 14 if allowed by the Administrator) that an excess has occurred. In this event, the amount of the excess specified by the Participant, adjusted for investment gain or loss, shall be refunded to him or her by April 15 and shall not be included as an Annual Addition under Code Section 415 for the year contributed. Refunds shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution. Excess amounts shall first be taken from unmatched Pre-Tax Contributions and then from matched

            Pre-Tax Contributions, first from matched Pre-Tax Contributions deposited to the Participant's Fund Deferrals Account and then from matched Pre-Tax Contributions deposited to the Participant's Syncor Stock Deferrals Account. Any Syncor Match Contributions attributable to refunded excess Pre-Tax Contributions as described in this Subsection 3.5 shall be forfeited and used as described in Subsection 9.4.

      3.6   Timing, Posting and Tax Considerations

            Participants' Contributions, other than Rollover Contributions, may only be made through payroll deduction. Such amounts shall be paid to the Trustee in cash and posted to each Participant's Account(s) as soon as such amounts can reasonably be separated from the Employer's general assets and balanced against the specific amount made on behalf of each Participant. In no event, however, shall such amounts be paid to the Trustee more than 15 business following the end of the calendar month in which such amounts are deducted from a Participant's Pay. Pre-Tax Contributions shall be treated as Employer Contributions in determining tax deductions under Code
            Section 404(a).

4     ROLLOVERS AND TRUST-TO-TRUST TRANSFERS

      4.1   Rollovers

            (a) The Administrator may authorize the Trustee to accept a rollover contribution in accordance with Code Sections 402(c) or 408(d)(3)(A)(ii), in cash, directly from an Eligible Employee or as a Direct Rollover from another qualified plan on behalf of the Eligible Employee, even if he or she is not yet a Participant. The Employee shall be responsible for furnishing satisfactory evidence, in such manner as prescribed by the Administrator, that the amount is eligible for rollover treatment. A rollover contribution received directly from an Eligible Employee must be paid to the Trustee in cash within 60 days after the date received by the Eligible Employee from a qualified plan or conduit individual retirement account. Contributions described in this paragraph shall be posted to the applicable Employee's Rollover Account as of the date received by the Trustee.

            (b) If it is later determined that an amount contributed pursuant to Subsection 4.1(a) did not in fact qualify as a rollover contribution under Code Sections 402(c) or 408(d)(3)(A)(ii), the balance credited to the Employee's Rollover Account shall immediately be (1) segregated from all other Plan assets, (2) treated as a nonqualified trust established by and for the benefit of the Employee, and (3) distributed to the Employee. Any such nonqualifying rollover shall be deemed never to have been a part of the Plan.

      4.2   Transfers from Other Qualified Plans

            (a) The Administrator may instruct the Trustee to receive assets in cash or in kind directly from another qualified plan; provided that a transfer should not be directed if:

                  (1) Any amounts are not exempted by Code Section 401(a)(11)(B) from the annuity requirements of Code
                        Section 417 unless the Plan complies with such requirements; or

                  (2) Any amounts include benefits protected by Code Section 411(d)(6) which would not be preserved under applicable Plan provisions.

                  Such amounts shall be posted to the appropriate Accounts of Participants as of the date received by the Trustee.

            (b)   The Trustee may refuse the receipt of any transfer if:

                  (1)   The Trustee finds the in-kind assets unacceptable; or

                  (2) Instructions for posting amounts to Participants' Accounts are incomplete.

5     EMPLOYER CONTRIBUTIONS

      5.1   Order of Employer Contributions

            The order of funding for Employer Contributions described in this
            Section 5 is as follows: Syncor Match Contributions, then Syncor Booster Contributions and then Syncor Stock Bonus Contributions. Effective January 1, 1999, Employer Contributions which are Syncor Cash Bonus Contributions are not subject to the preceding sentence and are governed by Subsection 5.5.

      5.2   Syncor Match Contributions

            (a) Frequency and Eligibility. For each quarter of the Plan Year, the Employer shall make Syncor Match Contributions, as described in Subsection 5.2(b), on behalf of each Participant who contributed during the quarter of the Plan Year and was an Eligible Employee on the last day of the quarter of the Plan Year. Notwithstanding the preceding sentence, effective as to Eligible Employees who become Participants on or after August 1, 2001, the Employer shall not make Syncor Matching Contributions on behalf of a Participant as to his or her Pre-Tax Contributions, if any, with respect to his or her Pay until he or she has been a Participant for 12 calendar months.

            (b)   Allocation Method.

                  (1) With regard to a Participant's Pre-Tax Contributions to be deposited to his or her Fund Deferrals Account, the Syncor Match Contributions (including any Forfeiture Account amounts applied as Syncor Match Contributions in accordance with Subsection 9.4) for each quarter of the Plan Year shall be the number of shares of Company Stock having a Fair Market Value as of the end of such period equal to 50% of each eligible Participant's Pre-Tax Contributions for such period, provided that no Syncor Match Contributions shall be made based upon a Participant's Contributions designated as such in excess of 4% of his or her Pay.

                  (2) With regard to a Participant's Pre-Tax Contributions deposited to his or her Syncor Stock Deferrals Account, the Syncor Match Contributions (including any Forfeiture Account amounts applied as Syncor Match Contributions in accordance with Subsection 9.4) for each quarter of the Plan Year shall be equal to the number of shares of Company Stock purchased with each eligible Participant's Pre-Tax Contributions for such period designated as such.

                  Irrespective of the allocation method as set forth in the preceding subsections, in no event shall the contributions made by or on behalf of a Participant for a Plan Year exceed the maximum allowable under Code Section 415.

            (c)   Medium, Timing and Posting.

                  (1) The Employer shall make each half of the Plan Year's Syncor Match Contributions through the allocation of Financed Shares from the Loan Suspense Account as set forth in Section 18 or if there is no Acquisition Loan outstanding, in shares of Company Stock.

                  (2) The Employer shall make each half of the Plan Year's Syncor Match Contributions as soon as feasible, and not later than the Employer's federal tax filing date, including extensions, for deducting such Contribution. The Trustee shall post such amount to each Participant's Syncor Match/Bonus Account once the total number of Financed Shares to be allocated or the shares of Company Stock received has been balanced against the specific amount to be credited to each Participant's Syncor Match/Bonus Account.

      5.3   Syncor Stock Bonus Contributions

            (a) Frequency and Eligibility. For each Plan Year, the Employer may make Syncor Stock Bonus Contributions on behalf of each Participant who was an Eligible Employee on the last day of the Plan Year.

            (b)   Allocation Method.

                  (1) The Syncor Stock Bonus Contributions (including any Forfeiture Account amounts applied as Syncor Stock Bonus Contributions in accordance with Subsection 9.4) for each Plan Year shall be in an amount determined by the Employer and allocated among eligible Participants in direct proportion to their Pay.

                  (2) Irrespective of the allocation method as set forth in the preceding subsection, in no event shall the contributions made by or on behalf of a Participant for a Plan Year exceed the maximum allowable under Code
                        Section 415.

            (c)   Medium, Timing and Posting.

                  (1) The Employer shall make each Plan Year's Syncor Stock Bonus Contributions through the allocation of Financed Shares from the Loan Suspense Account as set forth in Section 18 or if there is no Acquisition Loan outstanding, in shares of Company Stock.

                  (2) The Employer shall make each Plan Year's Syncor Stock Bonus Contributions as soon as feasible, and not later than the Employer's federal tax filing date, including extensions, for deducting such Contribution. The Trustee shall post such amount to each Participant's Syncor Match/Bonus Account once the total number of Financed Shares to be allocated or shares of Company Stock received has been balanced against the specific amount to be credited to each Participant's Syncor Match/Bonus Account.

      5.4   Syncor Booster Contributions

            (a) Frequency and Eligibility. For each Plan Year, the Employer may make Syncor Booster Contributions on behalf of each Non-Highly Compensated Employee Participant who was an Eligible Employee on the last day of the Plan Year.

            (b)   Allocation Method.

                  (1) The Syncor Booster Contributions (including any Forfeiture Account amounts applied as Syncor Booster Contributions in accordance with Subsection 9.4) for each Plan Year shall be in an amount of shares of Company Stock determined by the Employer as necessary for purposes of satisfying the tests described in Subsections 13.2 and 13.4 and allocated among eligible Participants equally.

                  (2) Irrespective of the allocation method as set forth in the preceding subsection, in no event shall the contributions made by or on behalf of a Participant for a Plan Year exceed the maximum allowable under Code
                        Section 415.

            (c)   Medium, Timing and Posting.

                  (1) The Employer shall make each Plan Year's Syncor Booster Contributions through the allocation of Financed Shares from the Loan Suspense Account as set forth in Section 18 or if there is no Acquisition Loan outstanding, in shares of Company Stock.

                  (2) The Employer shall make each Plan Year's Syncor Booster Contributions as soon as is feasible, and not later than the Employer's federal tax filing date, including extensions, for deducting such Contribution. Notwithstanding the preceding sentence, for purposes of satisfying the tests described in Subsections 13.2 and 13.4, Syncor Booster Contributions must be made before the end of the Plan Year following the Plan Year being tested. The Trustee shall post such amount to each Participant's Syncor Booster Account once the total number of Financed Shares to be allocated or shares of Company Stock received has been balanced against the specific amount to be credited to each Participant's Syncor Booster Account.

      5.5   Syncor Cash Bonus Contributions

            (a) Frequency and Eligibility. For each Plan Year, the Employer at its discretion may make Syncor Cash Bonus Contributions on behalf of each Participant who was an Eligible Employee on the last day of the Plan Year, provided that such Participant was a Foreign Employee during all of such Plan Year.

            (b) Allocation Method. The Syncor Cash Bonus Contributions (including any Cash Forfeiture Account amounts applied as Syncor Cash Bonus Contributions in accordance with Subsection 9.6) for each Plan Year, shall be in an amount determined by the Employer and allocated among eligible participants [as specified in Subsection 5.5(a)] in direct proportion to their Pay.

            (c) Change of Status. If a Participant who is a Foreign Employee changes his or her status so that he is no longer a Foreign Employee, but he continues to be an Employee, he shall not be entitled to any further allocations of Syncor Cash Bonus Contributions (or Cash Forfeiture Account amounts applied as Syncor Cash Bonus Contributions in accordance with Subsection 9.6).

            (d)   This Subsection 5.5 is effective January 1, 1999.

6     ACCOUNTING

      6.1   Individual Participant Accounting

            (a) The Administrator shall maintain an individual set of Accounts for each Participant in order to reflect transactions both by type of Contribution and investment medium. Financial transactions shall be accounted for at the individual Account level by posting each transaction to the appropriate Account of each affected Participant. Participant Account values shall be maintained as follows:

                  (1) In shares of the Investment Funds and in dollars for a Participant's Directed Investment Accounts; and

                  (2) In whole and fractional shares of Company Stock and in dollars for any portion not invested in Company Stock, for a Participant's Stock Investment Company Accounts and Stock Investment Participant Account.

            (b) At any point in time, the Account value shall be determined using the most recent Trade Date values provided by the Trustee.

            (c) The Trustee shall be responsible for maintaining adequate records to account for such, including the aggregate cost basis of Company Stock held in a Participant's Stock Investment Company Accounts and Stock Investment Participant Account.

      6.2   Sweep Account is Transaction Account

            All transactions related to amounts being contributed to or distributed from the Trust shall be posted to each affected Participant's Sweep Account. Any amount held in the Sweep Account will be credited with interest up until the date on which it is removed from the Sweep Account.

      6.3   Trade Date Accounting and Investment Cycle

            Participant Account values shall be determined as of each Trade Date. For any transaction to be processed as of a Trade Date, the Trustee must receive instructions for the transaction by the Sweep Date. Such instructions shall apply to amounts held in the Account on that Sweep Date. Financial transactions of the Investment Funds shall be posted to Participants' Accounts as of the Trade Date, based upon the Trade Date values provided by the Trustee, and settled on the Settlement Date.

      6.4   Accounting for Investment Funds

            Investments in each Investment Fund shall be maintained in shares. The Trustee is responsible for determining the share values of each Investment Fund as of each Trade Date. To the extent an Investment Fund is comprised of collective investment funds of the Trustee, or any other fiduciary to the Plan, the share values shall be determined in accordance with the rules governing such collective investment funds, which are incorporated herein by reference. All other share values shall be determined by the Trustee. The share value of each Investment Fund shall be based on the fair market value of its underlying assets.

      6.5   Payment of Fees and Expenses

            (a) Except to the extent Plan fees and expenses related to Account maintenance, transaction and Investment Fund management and maintenance, as set forth below, are paid by the Employer directly, or indirectly, through the Forfeiture Account as directed by the Administrator, such fees and expenses shall be paid as set forth below. The Employer may pay a lower portion of the fees and expenses allocable to the Accounts of Participants who are no longer Employees or who are not Beneficiaries, unless doing so would result in discrimination.

            (b) Account Maintenance: Account maintenance fees and expenses, may include but are not limited to, administrative, Trustee, government annual report preparation, audit, legal, nondiscrimination testing, and fees for any other special services. Account maintenance fees shall be charged to Participants on a per Participant basis provided that no fee shall reduce a Participant's Account balance below zero.

            (c) Transaction: Transaction fees and expenses, may include but are not limited to, recurring payment, Investment Fund election change and loan fees. Transaction fees shall be charged to the Participant's Account involved in the transaction provided that no fee shall reduce a Participant's Account balance below zero.

            (d) Investment Fund Management and Maintenance: Management and maintenance fees and expenses related to the Investment Funds shall be charged at the Investment Fund level and reflected in the net gain or loss of each Fund.

            (e) The Administrator shall determine from time to time which Plan fees and expenses shall generally be borne by the Trust (and charged to individual Participants' Accounts) and which such fees and expenses shall be paid by the Employer, directly or indirectly, without the necessity of amending the Plan.

            (f) The Trustee shall have the authority to pay from the Trust any such fees and expenses which remain unpaid by the Employer for 60 days, except to the extent of any such fees and expenses in dispute.

      6.6   Accounting for Participant Loans

            Participant loans shall be held in a separate Account of the Participant and accounted for in dollars as an earmarked asset of the borrowing Participant's Account.

      6.7   Error Correction

            The Administrator may correct any errors or omissions in the administration of the Plan by restoring any Participant's Account balance with the amount that would be credited to the Account had no error or omission been made. Funds necessary for any such restoration shall be provided through payment made by the Employer, or by the Trustee to the extent the error or omission is attributable to actions or inactions of the Trustee, or if the restoration involves an Employer Contribution Account, the Administrator may direct the Trustee to use amounts from the Forfeiture Account.

      6.8   Participant Statements

            The Administrator shall provide Participants with statements of their Accounts as soon after the end of each quarter of the Plan Year as is administratively feasible.

      6.9   Special Accounting During Conversion Period

            The Administrator and Trustee may use any reasonable accounting methods in performing their respective duties during any Conversion Period. This includes, but is not limited to, the method for allocating net investment gains or losses and the extent, if any, to which contributions received by and distributions paid from the Trust during this period share in such allocation.

      6.10  Accounts for QDRO Beneficiaries

            (a) A separate Account shall be established for an alternate payee entitled to any portion of a Participant's Account under a QDRO as of the date and in accordance with the directions specified in the QDRO. In addition, a separate Account may be established during the period of time the Administrator, a court of competent jurisdiction or other appropriate person is determining whether a domestic relations order qualifies as a QDRO. Such a separate Account shall be valued and accounted for in the same manner as any other Account.

            (b) Distributions Pursuant to QDROs. If a QDRO so provides, the portion of a Participant's Account payable to an alternate payee may be distributed, in a form as permissible under
                  Section 12, to such alternate payee at the time specified in such QDRO, regardless of whether the Participant is entitled to a distribution from the Plan at such time.

            (c) Participant Loans. Except to the extent required by law, an alternate payee, on whose behalf a separate Account has been established, shall not be entitled to borrow from such Account. If a QDRO specifies that the alternate payee is entitled to any portion of the Account of a Participant who has an outstanding loan balance, all outstanding loans shall generally continue to be held in the Participant's Account and shall not be divided between the Participant's and alternate payee's Accounts.

            (d) Investment Direction. Where a separate Account has been established on behalf of an alternate payee and has not yet been distributed, the alternate payee may direct the investment of such Account in the same manner as if he or she were a Participant.

7     INVESTMENT OF DIRECTED INVESTMENT ACCOUNTS

      7.1   Investment Funds

            Each Participant's Directed Investment Accounts shall be invested in various Investment Funds. The Administrator shall select the Investment Funds offered to Participants and may change the number or composition of the Investment Funds, subject to the terms and conditions agreed to with the Trustee. The Administrator may change the Investment Funds offered to Participants from time to time, in writing, without the necessity of amending the Plan.

      7.2   Investment Fund Elections

            (a) Each Participant shall direct the investment of his or her Directed Investment Accounts.

            (b) A Participant shall make his or her investment election in any combination of one or any number of the Investment Funds offered in accordance with the procedures established by the Administrator and Trustee. However, during any Conversion Period, Trust assets of Directed Investment Accounts may be held in any investment vehicle permitted by the Plan, as directed by the Administrator, irrespective of Participant investment elections.

            (c) The Administrator may set, in writing, a maximum percentage of the total election that a Participant may direct into any specific Investment Fund may change such maximum percentage in writing from time to time without the necessity of amending the Plan.

      7.3   Responsibility for Investment Choice

            Each Participant shall be solely responsible for the selection of his or her Investment Fund choices for his or her Directed Investment Accounts. No fiduciary with respect to the Plan is empowered to advise a Participant as to the manner in which his or her Directed Investment Accounts are to be invested, and the fact that an Investment Fund is offered shall not be construed to be a recommendation for investment.

      7.4   Default if No Election

            The Administrator shall specify an Investment Fund for the investment of that portion of a Participant's Directed Investment Accounts which is not yet held in an Investment Fund and for which no valid investment election is on file and may change such Investment Fund from time to time without the necessity of amending the Plan.

      7.5   Timing

            A Participant shall make his or her initial investment election upon becoming a Participant and may change his or her election at any time in accordance with the procedures established by the Administrator and Trustee. Investment elections received by the Trustee by the Sweep Date will be effective on the following Trade Date.

      7.6   Investment Fund Election Change Fees

      A reasonable processing fee may be charged directly to a Participant's Account for Investment Fund election changes in excess of a specified number per year as determined by the Administrator.

8 INVESTMENT OF STOCK INVESTMENT COMPANY ACCOUNTS AND STOCK INVESTMENT PARTICIPANT ACCOUNTS

      8.1   Normal Investment

            Each Participant's Stock Investment Company Accounts and Stock Investment Participant Account shall be invested entirely in shares of Company Stock, except for any deposit or money market type assets pending investment in shares of Company Stock.

      8.2 Diversification of Stock Investment Company Accounts (Prior to January 1, 2002)

            (a) A Qualified Participant shall have the right to elect to diversify a portion of his or her Stock Investment Company Accounts during the Qualified Election Period pursuant to Code
                  Section 401(a)(28)(B). The election shall be made within the 90-day period after the close of each Plan Year in the Qualified Election Period.

            (b) The Administrator shall be responsible for notifying a Qualified Participant of his or her right to elect to diversify. An election to diversify shall be made in such manner as may be prescribed by the Administrator. Within 90 days after the end of the 90-day period specified in Subsection 8.2(a), (i) the shares of Company Stock which a Qualified Participant elects to diversify shall be sold from his or her Stock Investment Company Accounts and (ii) the proceeds shall be invested in his or her Rollover Account.

            (c) For each of the first five Plan Years in the Qualified Election Period the Participant may elect to diversify 25% of the number of shares of Company Stock allocated to his or her Stock Investment Company Accounts since the establishment of such Accounts on his or her behalf, less the number of shares of Company Stock previously diversified in accordance with an election under this Subsection 8.2. For the final Plan Year in the Qualified Election Period, "50%" shall be substituted for "25%" in the preceding sentence.

            (d) Notwithstanding the preceding provisions of this Subsection 8.2, the Administrator may permit diversification of Stock Investment Company Accounts in amounts in excess of that required by Code Section 401(a)(28) and at times other than, but no less than the times required by Code Section 401(a)(28).

            (e) Effective January 1, 2002, this Subsection 8.2 shall no longer be in effect.

      8.3 Diversification of Stock Investment Company Accounts and Stock Investment Participant Accounts (Effective January 1, 2002)

            (a)   This Subsection 8.3 shall take effect as of January 1, 2002.

            (b) A Qualified Participant shall have the right to elect to diversify a portion of his or her Stock Investment Company Accounts and Stock Investment Participant Account as specified in Subsection 8.3(c). An election to diversify may be made during the 90-day period at the beginning of each Plan Year within the Qualified Election Period.

            (c) Each Qualified Participant shall be permitted to diversify 10% of the number of shares of Company Stock allocated to his or her Stock Investment Company Accounts and Stock Investment Participant Account during each Plan Year of the Qualified Election Period, except that:

                  (1) During the five Plan Years of the Qualified Election Period beginning with the Plan Year in which he or she attained age 55, he or she shall be permitted to diversify 25% of the number of shares of Company Stock allocated to his or her Stock Investment Company Accounts and Stock Investment Participant Account; and

                  (2) During the Plan Year of the Qualified Election Period which is the fifth Plan Year after the Plan Year in which he or she attained age 55, he or she shall be permitted to diversify 50% of the number of shares of Company Stock allocated to his or her Stock Investment Company Accounts and Stock Investment Participant Account.

            (d) The Administrator shall be responsible for notifying a Qualified Participant of his or her right to elect to diversify. An election to diversify shall be made in such manner as may be prescribed by the Administrator. Within 90 days after the end of the 90-day period specified in Subsection 8.3(b), (i) the shares of Company Stock which a Qualified Participant elects to diversify shall be sold from his or her Stock Investment Company Accounts and Stock Investment Participant Account and (ii) the proceeds shall be invested in his or her Rollover Account.

            (e) In the event any Qualified Participant's diversification rights during any Plan Year are less than what he or she is entitled under Section 401(a)(28)(B) of the Code, the terms of said under Section 401(a)(28)(B) shall control.

9     VESTING AND FORFEITURES

      9.1   Fully Vested Contribution Accounts

            A Participant shall be fully vested in these Accounts at all times:

            (a)   Fund Deferrals Account

            (b)   Syncor Stock Deferrals Account

            (c)   Rollover Account

            (d)   Syncor Booster Account

            (e)   Pre-ESSOP Shares Account

      9.2   Full Vesting upon Certain Events

            A Participant's entire Account shall become fully vested once he or she has attained his or her Normal Retirement Date as an Employee or upon his or her leaving the Employer due to his or her Disability or death.

      9.3   Vesting Schedule

            (a)   In addition to the vesting provisions provided in Subsections
                  9.1 and 9.2, a Participant's Syncor Match/Bonus Account shall become vested in accordance with the following schedule:

                  Years of Vesting                   Vested
                  Service.                           Percentage

                  Less than 3                                 0%

                  3 but less than 4                          40%

                  4 but less than 5                          70%

                  5 or more                                 100%

            (b) If the Plan is amended to change the above schedule, the vested percentage for each Participant shall not be less than his or her vested percentage determined as of the last day prior to this change, and for any Participant with at least three Years of Vesting Service when the schedule is changed, vesting shall be determined using the more favorable vesting schedule.

                  (c) Effective January 1, 1999, this Subsection 9.3 shall also apply to a Participant's Syncor Cash Bonus Account.

      9.4   Forfeitures

                  (a) A Participant's non-vested Account balance shall be forfeited as of the Settlement Date following the Sweep Date on which the Administrator has reported to the Trustee that the Participant's employment has terminated with all Related Companies. Effective January 1, 1999, the preceding sentence shall read as follows: "A Participant's non-vested Account balance shall be forfeited as of the Settlement Date following the Sweep Date on which the Administrator has reported to the Trustee that the Participant's employment has terminated with the Employer and all Related Companies." Forfeitures from all Employer Contribution Accounts shall be transferred to and maintained in a single Forfeiture Account, which shall be invested in shares of Company Stock and interest bearing deposits of the Trustee. Forfeiture Account amounts shall be allocated as Contributions as described in Section 5, utilized to restore Accounts and to pay Plan fees and expenses as directed by the Administrator.

                  (b) Effective January 1, 1999, and notwithstanding Subsection 9.4(a), forfeitures from Syncor Cash Bonus Accounts shall be disposed of pursuant to Subsection 9.6 rather than this Subsection 9.4.

      9.5   Rehired Employees

                  (a) Service. If a former Employee is rehired, all Years of Vesting Service credited prior to his or her termination of employment shall be counted in determining his or her vested interest.

                  (b) Account Restoration. If a former Employee is rehired before he or she has a Break in Service, the number of shares of Company Stock and the amount of cash forfeited when his or her employment last terminated shall be restored to his or her Account. The amount shall come from the Forfeiture Account to the extent possible, and any additional amount needed shall be contributed by the Employer. The vested interest in his or her restored Account shall then be equal to:

                                            V% times (AB + D) minus D

                                where:

                                            V% = current vested percentage;

                                            AB = current account balance; and

                                            D =  amount previously distributed.

      9.6   Forfeitures from Syncor Cash Bonus Accounts.

            A Participant's non-vested Syncor Cash Bonus Account balance shall be forfeited as of the Settlement Date following the Sweep Date on which the Administrator has reported to the Trustee that the Participant's employment has terminated with the Employer and all Related Companies. Forfeitures from all Syncor Cash Bonus Accounts shall be transferred to and maintained in a single Cash Forfeiture Account, which shall be invested in interest-bearing deposits of the Trustee. Cash Forfeiture Account amounts shall be allocated as Contributions as described in Subsection 5.5(b), utilized to restore Syncor Cash Bonus Accounts and to pay Plan fees and expenses as directed by the Administrator. This Subsection 9.6 is effective January 1, 1999.

10    PARTICIPANT LOANS

      10.1  Participant Loans Permitted

            Loans to Participants are permitted pursuant to the terms and conditions set forth in this Section 10.

      10.2  Loan Application, Note and Security

            A Participant shall apply for any loan in such manner and with such advance notice as prescribed by the Administrator. All loans shall be evidenced by a promissory note, secured only by 50% of the Participant's Account(s) from which the loan is made, and the Plan shall have a lien on this portion of his or her Account(s).

      10.3  Spousal Consent

            A Participant is not required to obtain Spousal Consent in order to take out a loan under the Plan.

      10.4  Loan Approval

            The Administrator, or the Trustee if otherwise authorized by the Administrator and agreed to by the Trustee, is responsible for determining that a loan request conforms to the requirements described in this Section 10 and granting such request.

      10.5  Loan Funding Limits

            The loan amount must meet all of the following limits as determined as of the Sweep Date the loan is processed:

            (a)   Plan Minimum Limit. The minimum amount for any loan is $500.

            (b) Plan Maximum Limit. Subject to the legal limit described in Subsection 10.5(c), the maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 100% of the following Accounts which are fully vested:

                  (1)   Fund Deferrals Account;

                  (2)   Syncor Stock Deferrals Account; and

                  (3)   Rollover Account.

            (c) Legal Maximum Limit. The maximum a Participant may borrow, including the outstanding balance of existing Plan loans, as well as loans from any other qualified plan sponsored by the Employer or a Related Employer, is 50% of his or her vested Account balance, not to exceed $50,000. However, the $50,000 maximum shall be reduced by the Participant's highest outstanding loan balance during the 12-month period ending on the day before the Sweep Date as of which the loan is made. For purposes of this Subsection 10.5(c), the qualified plans of all Related Companies shall be treated as though they are part of this Plan to the extent it would decrease the maximum loan amount.

      10.6  Maximum Number of Loans

            A Participant may have only one loan outstanding at any given time.

      10.7  Source and Timing of Loan Funding

            (a) A loan to a Participant shall be made solely from the assets of his or her own Accounts. The available assets shall be determined first by Account type and then by investment type within each type of Account. The hierarchy for loan funding by type of Account shall be the order listed in the preceding Plan Maximum Limit paragraph. Within each Account used for funding a loan, amounts shall first be taken from the Sweep Account and then taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the loan is processed.

            (b) Loans will be funded on the Settlement Date following the Trade
                Date as of which the loan is processed. The Trustee shall make payment to the Participant as soon thereafter as administratively feasible.

      10.8  Interest Rate

            The interest rate charged on Participant loans shall be a fixed reasonable rate of interest, determined from time to time by the Administrator, which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances.

      10.9  Repayment

            Substantially level amortization shall be required of each loan with payments made at least monthly, generally through payroll deduction. Loans may be prepaid in full or in part at any time. The Participant may choose the loan repayment period, not to exceed 5 years. However, the term may be for any period not to exceed 15 years if the purpose of the loan is to acquire the Participant's principal residence.

      10.10 Repayment Hierarchy

            Loan principal repayments shall be credited to the Participant's Accounts in the inverse of the order used to fund the loan. Loan interest shall be credited to the Participant's Accounts in direct proportion to the principal payment. Loan payments are credited by investment type based upon the Participant's current investment election for new Contributions.

      10.11 Repayment Suspension

            The Administrator may agree to a suspension of loan payments for up to 6 months for a Participant who is on a Leave of Absence without pay. During the suspension period interest shall continue to accrue on the outstanding loan balance. At the expiration of the suspension period all outstanding loan payments and accrued interest thereon shall be due unless otherwise agreed upon by the Administrator.

      10.12 Loan Default

            (a) A loan is treated as a default if scheduled loan payments are more than 90 days late. A Participant shall then have 30 days from the time he or she receives written notice of the default and a demand for past due amounts to cure the default before it becomes final.

            (b) In the event of default, the Administrator may direct the Trustee to report the default as a taxable distribution. As soon as a Plan withdrawal or distribution to such Participant would otherwise be permitted, the Administrator may instruct the Trustee to execute upon its security interest in the Participant's Account by distributing the note to the Participant.

      10.13 Call Feature

            The Administrator shall have the right to call any Participant loan once a Participant's employment with all Related Companies has terminated or if the Plan is terminated. Effective January 1, 1999, the preceding sentence shall read as follows: "The Administrator shall have the right to call any Participant loan once a Participant's employment with the Employer and all Related Companies has terminated or if the Plan is terminated."

11    IN-SERVICE WITHDRAWALS

      11.1  In-Service Withdrawals Permitted

            In-service withdrawals to a Participant who is an Employee are permitted pursuant to the terms and conditions set forth in this
            Section 11 and as required by law as set forth in Section 12.

      11.2  In-Service Withdrawal Application and Notice

            (a) A Participant shall apply for any in-service withdrawal in such manner and with such advance notice as prescribed by the Administrator. The Participant shall be provided the notice prescribed by Code Section 402(f).

            (b) If an in-service withdrawal is one to which Code Sections 401(a)(11) and 417 do not apply, such in-service withdrawal may commence less than 30 days after the aforementioned notice is provided, if:

                  (1) The Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notice to consider his or her option to elect or not elect a Direct Rollover for all or a portion, if any, of his or her in-service withdrawal which will constitute an Eligible Rollover Distribution; and

                  (2) The Participant after receiving such notice, affirmatively elects a Direct Rollover for all or portion, if any, of his or her in-service withdrawal which will constitute an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof.

      11.3  Spousal Consent

            A Participant is required to obtain Spousal Consent in order to make an in-service withdrawal under the Plan.

      11.4  In-Service Withdrawal Approval

            The Administrator, or the Trustee if otherwise authorized by the Administrator and agreed to by the Trustee, is responsible for determining that an in-service withdrawal request conforms to the requirements described in this Section 11 and granting such request.

      11.5  Minimum Amount, Payment Form and Medium

            (a) There shall be no minimum amount for any type of in-service withdrawal.

            (b) With regard to the portion of an in-service withdrawal representing an Eligible Rollover Distribution, a Participant may elect a Direct Rollover for all or a portion of such amount. The form of payment for an in-service withdrawal shall be a single lump sum and payment shall be made in cash.

      11.6  Source and Timing of In-Service Withdrawal Funding

            (a) An in-service withdrawal to a Participant shall be made solely from the assets of his or her own Accounts and will be based on the Account values as of the Trade Date the in-service withdrawal is processed. The available assets shall be determined first by Account type and then by investment type within each type of Account. Within each Account used for funding an in-service withdrawal, amounts shall first be taken from the Sweep Account and then taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes Participant loans) as of the Trade Date on which the in-service withdrawal is processed.

            (b) In-Service withdrawals shall be funded on the Settlement Date following the Trade Date as of which the in-service withdrawal is processed. The Trustee shall make payment as soon thereafter as administratively feasible.

      11.7  Hardship Withdrawals

            (a) Requirements. A Participant who is an Employee may request the withdrawal of up to the amount necessary to satisfy a financial need including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal. Only requests for withdrawals (1) on account of a Participant's "Deemed Financial Need" or "Demonstrated Financial Need," and (2) which are "Deemed Necessary" to satisfy the financial need will be approved.

            (b) "Deemed Financial Need" means financial commitments of a Participant relating to:

                  (1) Expenses for "medical care" [as defined in Code Section 213(d)] previously incurred by the Participant his or her spouse or any of the Participant's dependents (as defined in Code

                        Section 152) or necessary for these persons to obtain medical care

                  (2) The purchase (excluding mortgage payments) of the Employee's principal residence;

                  (3) The payment of unreimbursable tuition and related educational fees and room and board expenses for up to the next 12 months of post-secondary education for the Participant, his or her spouse or dependents (as defined in Code Section 152);

                  (4) The payment of funeral expenses of a Participant's family member;

                  (5) The payment of amounts necessary for the Participant to the eviction of the Participant from his or her principal residence or foreclosure on the mortgage on said residence; or

                  (6) Any other circumstance specifically permitted pursuant to regulations under Code Section 401(k)(2)(B)(i)(IV).

            (c) "Demonstrated Financial Need" means a determination by the Administrator that a severe financial hardship to the Participant has resulted from:

                  (1) A sudden and unexpected illness or accident to the Employee or his or her spouse or dependents;

                  (2) The loss, due to casualty, of the Employee's property other than nonessential property (such as a boat or a television); or

                  (3) Some other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Employee.

            (d) "Deemed Necessary." A withdrawal shall be "Deemed Necessary" to satisfy the financial need only if the withdrawal amount does not exceed the financial need and all of these conditions are met:

                  (1) The Participant has obtained all other possible withdrawals and nontaxable loans available from all plans maintained by Related Companies;

                  (2) The Participant is prohibited, under the terms of the plan or an otherwise legally-enforceable agreement, from making any contributions, pre-tax as well as after-tax, to all plans maintained by Related Companies for 12 months from the date the withdrawal payment is made; and

                  (3) For the taxable year next following the taxable year of the withdrawal, the Participant's maximum "elective deferrals" [as defined in Code Section 402(g)(3)] under all plans maintained by Related Companies are reduced by the amount of the Participant's elective deferrals for the calendar year of the withdrawal.

                  For purposes of this Subsection 11.7(d), the term "all plans maintained by Related Companies" means all qualified and nonqualified plans of deferred compensation maintained by related Companies, including stock option, stock purchase or similar plans and "cash-or-deferred" arrangements which are part of "cafeteria plans" described in Code Section 125, but excluding (i) mandatory contributions to a defined benefit plan and (ii) a health or welfare benefit plan, including one that is part of a cafeteria plan. The prohibition referred to in Subsection 11.7(d)(2) and the reduction referred to in Subsection 11.7(d)(3) are hereby made a part of this Plan.

            (e) Account Sources for Withdrawal. The withdrawal amount shall come from the following of the Participant's fully vested Accounts, in the priority order as follows:

                  (1)   Rollover Account;

                  (2)   Syncor Stock Deferrals Account; and

                  (3)   Fund Deferrals Account

                  The amount that may be withdrawn from a Participant's Fund Deferrals and Syncor Stock Deferrals Accounts shall not include any earnings credited to his or her Pre-Tax Account after December 31, 1988.

            (f) Permitted Frequency. There is no restriction on the number of Hardship withdrawals permitted to a Participant.

      11.8  Rollover Account Withdrawals

            No in-service withdrawals are permitted from a Participant's Rollover Account except as provided elsewhere in this Section 11.

      11.9  Over Age 59-1/2 Withdrawals

            (a) Requirements. A Participant who is an Employee and over age 59-1/2 may withdraw from the Accounts listed in paragraph (b) below.

            (b) Account Sources for Withdrawal. The withdrawal amount shall come from the following of the Participant's fully vested Accounts, in the priority order as follows:

                  (1)   Rollover Account; and

                  (2)   Fund Deferrals Account

            (c) Permitted Frequency. The maximum number of withdrawals permitted to a Participant under this Subsection 11.9 is one.

            (d) Suspension from Further Contributions. A withdrawal pursuant to this Subsection 11.9 shall not affect a Participant's ability to make or be eligible to receive further Contributions.

12    DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR AS REQUIRED BY LAW

      12.1  Benefit Information, Notices and Election

            (a) A Participant, or his or her Beneficiary in the case of his or her death, shall be provided with information regarding all optional times and forms of distribution available, to include the notices prescribed by Code Section 402(f) and Code Section 411(a)(11). Subject to the other requirements of this Section 12, a Participant, or his or her Beneficiary in the case of his or her death, may elect, in such manner and with such advance notice as prescribed by the Administrator, to have his or her vested Account balance paid to him or her beginning upon any Settlement Date following the Participant's termination of employment with all Related Companies or, if earlier, at the time required by law as set forth in Subsection 12.7. Effective January 1, 1999, the preceding sentence shall read as follows: "Subject to the other requirements of this Section 12, a Participant, or his or her Beneficiary in the case of his or her death, may elect, in such manner and with such advance notice as prescribed by the Administrator, to have his or her vested Account balance paid to him or her beginning upon any Settlement Date following the Participant's termination of employment with the Employer and all Related Companies or, if earlier, at the time required by law as set forth in Subsection 12.7."

            (b) If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the aforementioned notices are provided, if:

                  (1) The Participant is clearly informed that he or she has the right to a period days after receipt of such notices to consider the decision as to whether to elect a distribution and if so to elect a particular form of distribution and to elect or not elect a Direct Rollover for all or a portion, if any, of his or her distribution which will constitute an Eligible Rollover Distribution; and

                  (2) The Participant after receiving such notices, affirmatively elects a distribution and a Direct Rollover for all or a portion, if any, of his or her distribution which will constitute an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof.

      12.2  Spousal Consent

            A Participant shall be required to obtain Spousal Consent in order to receive a distribution under the Plan, except with regard to a distribution that may be made to a Participant without his or her consent in accordance with Subsection 12.4. This Subsection 12.2 shall not apply to distributions made after February 28, 2002.

      12.3  Payment Form and Medium

            (a) A Participant shall be paid in the form of a single lump sum. Notwithstanding the preceding sentence, a Participant who is an Employee at the time he or she is required by law to commence distribution, or anytime thereafter, may instead elect to be paid annually in a lump sum an amount sufficient to comply with Code Section 401(a)(9).

            (b) Distributions shall be made in cash except to the extent a distribution consists of an offset amount as described in Subsection 10.13 and to the extent a Participant elects that payment be made in a combination of cash for his or her Directed Investment Accounts and any portion of his or her Stock Investment Company Accounts and Stock Investment Participant Account not held in whole shares of Company Stock and in shares of Company Stock for the number of whole shares of Company Stock held in his or her Stock Investment Company Accounts and Stock Investment Participant Account.

            (c) With regard to the portion of a distribution representing an Eligible Rollover Distribution, a Distributee may elect a Direct Rollover for all or a portion of such amount.

      12.4  Distribution of Small Amounts

            If, after a Participant's employment with all Related Companies ends, the Participant's vested Account balance is $3,500 or less, and if at the time of any prior in-service withdrawal or distribution the Participant's vested Account balance did not exceed $3,500, the Participant's benefit shall be paid as a single lump sum as soon as is administratively feasible in accordance with procedures prescribed by the Administrator. Effective January 1, 1998, "$5,000" shall be substituted for "$3,500" in the preceding sentence. Effective January 1, 1999, the second preceding sentence shall read as follows: "If, after a Participant's employment with all Related Companies ends, and the Participant's vested Account balance is $5,000 or less, the Participant's benefit shall be paid as a single lump sum as soon as is administratively feasible in accordance with procedures prescribed by the Administrator."

      12.5  Source and Timing of Distribution Funding

            (a) A distribution to a Participant shall be made solely from the assets of his or her own Accounts and will be based on the Account values as of the Trade Date the distribution is processed. The available assets shall be determined first by Account type and then by investment type within each type of Account.

            (b) Within each Account used for funding a distribution, amounts shall first be taken from the Sweep Account and then taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the distribution is processed.

            (c) Distributions will be funded on the Settlement Date following the Trade Date as of which the distribution is processed. The Trustee shall make payment as soon thereafter as administratively feasible.

      12.6  Deemed Distribution

            For purposes of Subsection 9.4, if at the time a Participant's employment with all Related Companies has terminated, the Participant's vested Account balance attributable to Accounts subject to vesting as described in Section 9, is zero, his or her vested Account balance shall be deemed distributed as of the Settlement Date following the Sweep Date on which the Administrator has reported to the Trustee that the Participant's employment with all Related Companies has terminated.

      12.7  Latest Commencement Permitted

            (a) In addition to any other Plan requirements and unless a Participant elects otherwise, his or her benefit payments will begin not later than 60 days after the end of the Plan Year in which he or she attains his or her Normal Retirement Date or retires, whichever is later. However, if the amount of the payment or the location of the Participant (after a reasonable search) cannot be ascertained by that deadline, payment shall be made no later than 60 days after the earliest date on which such amount or location is ascertained but in no event later than as described below. A Participant's failure to elect in such manner as prescribed by the Administrator to have his or her vested Account balance paid to him or her, shall be deemed an election by the Participant to defer his or her distribution.

            (b) Benefit payments shall begin by the April 1 immediately following the end of the calendar year in which the Participant attains age 70-1/2 (whether or not he or she is an Employee), except that distribution for an Employee who was born before July 1, 1917 does not need to begin until his or her employment with all Related Companies ends. Effective January 1, 1999, the preceding sentence shall read as follows:
                  "Benefit payments shall begin by the April 1 immediately following the end of the calendar year in which the Participant attains age 70-1/2 (whether or not he or she is an Employee), except that distribution for an Employee who was born before July 1, 1917 does not need to begin until his or her employment with the Employer and all Related Companies ends."

            (c) Effective January 1, 2000, notwithstanding the preceding paragraph, a Participant who is an Employee and who has attained age 70-1/2, other than a "5-percent owner" [as defined in Code Section 416(i)(1)(B)(i) of the Code], may elect to defer the beginning of benefit payments until April 1 of the calendar year following the calendar year in which he or she terminates his or her employment with the Employer and all Related Companies.

      12.8  Payment Within Life Expectancy

            The Participant's payment election must be consistent with the requirement of Code Section 401(a)(9) that all payments are to be completed within a period not to exceed the lives or the joint and last survivor life expectancy of the Participant and his or her Beneficiary. The life expectancies of a Participant and his or her Beneficiary may not be recomputed annually.

      12.9  Incidental Benefit Rule

            The Participant's payment election must be consistent with the requirement that, if the Participant's spouse is not his or her sole primary Beneficiary, the minimum annual distribution for each calendar year, beginning with the year in which he or she attains age 70-1/2 (or such later date as provided otherwise in Section 12), shall not be less than the quotient obtained by dividing (a) the Participant's vested Account balance as of the last Trade Date of the preceding year by (b) the applicable divisor as determined under the incidental benefit requirements of Code Section 401(a)(9).

      12.10 Payment to Beneficiary

            Payment to a Beneficiary must be completed by the end of the calendar year that contains the fifth anniversary of the Participant's death, except that:

            (a) If the Participant dies after the April 1 immediately following the end of the calendar year in which he or she attains age 70-1/2, payment to his or her Beneficiary must be made at least as rapidly as provided in the Participant's distribution election;

            (b) If the surviving spouse is the Beneficiary, payments need not begin until the end of the calendar year in which the Participant would have attained age 70-1/2 and must be completed within the spouse's life or life expectancy; and

            (c) If the Participant and the surviving spouse who is the Beneficiary die (1) before the April 1 immediately following the end of the calendar year in which the Participant would have attained age 70-1/2 and (2) before payments have begun to the spouse, the spouse will be treated as the Participant in applying these rules.

      12.11 Beneficiary Designation

            (a) Each Participant may complete a beneficiary designation form indicating the Beneficiary who is to receive the Participant's remaining Plan interest at the time of his or her death. The designation may be changed at any time.

            (b) Notwithstanding Subsection 12.11(a), a Participant's spouse shall be the sole primary Beneficiary unless the designation includes Spousal Consent for another Beneficiary. If no proper designation is in effect at the time of a Participant's death or if the Beneficiary is not in existence at the time of such Participant's death, the Beneficiary shall be, in the order listed:

                  (1)   The Participant's surviving spouse,

                  (2) The Participant's children, in equal shares, per stirpes (by right of representation), or

                  (3)   The Participant's estate.

      12.12 Effect of Certain Distributions and Deemed Distributions; Repayment

            (a) If, following termination of employment with the Employer and all Related Companies, a Participant receives a single lump sum distribution of his or her entire vested Account balance, in accordance with Subsections 12.1 and 12.3, or Subsection 12.4, the non-vested balance in his or her Account shall thereupon be forfeited and disposed of in accordance with Subsection 9.4. If such Participant should return to the employ of the Employer and repay the full amount of the distribution prior to the earlier of (i) 5 years after the first date on which he or she is subsequently re-employed by the Employer or (ii) the close of the first Break in Service commencing after such distribution, the previously-forfeited portion, unadjusted by any subsequent gains or losses, shall be reinstated by use of amounts in the Forfeiture Account, or if there are none, by means of an additional contribution by the Administrator to the Plan for this purpose. It shall be the duty of the Employer to give timely notice to any rehired Participant, if such Participant is eligible to make a repayment of the distribution to him, of the consequences of not making such repayment.

            (b) If, following termination of employment with the Employer and all Related Companies, a Participant is deemed to have received a distribution of his entire vested Account balance, in accordance with Subsection 12.6, the non-vested balance in his Account shall thereupon be forfeited and disposed of in accordance with Subsection 9.4. If such Participant should return to the employ of the Employer prior to the earlier of
                  (i) 5 years after the first date on which he is subsequently re-employed by the Employer or (ii) the close of the first Break in Service commencing after the date of such deemed distribution, the previously-forfeited portion, unadjusted by any subsequent gains or losses, shall be reinstated by use of amounts in the Forfeiture Account, or if there are none, by means of an additional contribution by the Employer to the Plan for this purpose.

            (c) Years of Service attributable to a distribution or a deemed distribution in accordance with Subsections 12.1 and 12.3,
                  12.4 or 12.6 shall not be disregarded for purposes of eligibility or vesting under the Plan.

            (d)   This Subsection 12.12 is effective January 1, 1999.

      12.13 Required Distributions on or After January 1, 2002

            With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2002, the Plan shall apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under said Section 401(a)(9) which were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. This Subsection 12.13 shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under said Section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

13    ADP AND ACP TESTS

      13.1  Contribution Limitation Definitions

            The following definitions are applicable to this Section 13 (where a definition is contained in both Sections 1 and 13, for purposes of
            Section 13 the Section 13 definition shall be controlling):

            (a) "ACP" or "Average Contribution Percentage" means the Average Percentage calculated using Contributions allocated to Participants as of a date within a Plan Year.

            (b) "ACP Test" means the determination of whether the ACP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Subsection 13.2).

            (c) "ADP" or "Average Deferral Percentage" means the Average Percentage calculated using Deferrals allocated to Participants as of a date within a Plan Year.

            (d) "ADP Test" means the determination of whether the ADP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Subsection 13.2).

            (e) "Average Percentage" means the average of the calculated percentages for Participants within the specified group. The calculated percentage refers to either the "Deferrals" or "Contributions" (as defined in this Subsection 13.1) made on each Participant's behalf for a Plan Year, divided by his or her Compensation for the portion of such Plan Year in which he or she was an Eligible Employee while a Participant. (Pre-Tax Contributions to this Plan or comparable contributions to plans of Related Companies which will be refunded solely because they exceed the Contribution Dollar Limit are included in the percentage for the HCE Group but not for the NHCE Group.)

            (f) "Contributions" means Syncor Match Contributions. In addition, Contributions may include Pre-Tax and Syncor Booster Contributions, but only to the extent that (1) the Employer elects to use them, (2) they are not used or counted in the ADP Test, (3) Syncor Booster Contributions are fully vested when made and not withdrawable by an Employee before he or she attains age 59-1/2 and (4) they otherwise satisfy the requirements as prescribed under Code Section 401(m) permitting treatment as Contributions for purposes of the ACP Test, including with regard to Syncor Booster Contributions satisfaction of the requirements of Code Section 401(a) in the manner prescribed under Code Section 401(m).

            (g) "Deferrals" means Pre-Tax Contributions. In addition, Deferrals may include Syncor Booster Contributions, but only to the extent that (1) the Employer elects to use them, (2) they are not used or counted in the ACP Test, (3) they are fully vested when made, not withdrawable by an Employee before he or she attains age 59-1/2 and (4) they otherwise satisfy the requirements as prescribed under Code Section 401(k) permitting treatment as Deferrals for purposes of the ADP Test, including satisfaction of the requirements of Code
                  Section 401(a) in the manner prescribed under Code Section 401(k).


            (h) "HCE" or "Highly Compensated Employee" means, with respect to a Plan Year, any Employee who:

                  (1) During such Plan Year or the preceding Plan Year was or at any time a "5-percent owner" within the meaning of
                        Section 416(i)(B)(i) of the Code; or

                  (2) During such preceding Plan Year received Compensation from the Employer in excess of $80,000 and was in the group of Employees of the Employer consisting of the top 20% of such Employees when ranked on the basis of Compensation paid during such preceding Plan Year.

                  The $80,000 amount in Subsection 13.1(h)(2) shall be adjusted in the same time and in the same manner as provided in Code
                  Section 415(d), except that the base period shall be the calendar quarter ended September 30, 1996.

            (i) "HCE Group" and "NHCE Group" Means with respect to each Employer and its Related Companies, the respective group of HCEs and NHCEs who are eligible to have amounts contributed on their behalf for the Plan Year, including Employees who would be eligible but for their election not to participate or to contribute, or because their Pay is greater than zero but does not exceed a stated minimum.

                  (1) If the Related Companies maintain two or more plans which are subject to the ADP or ACP Test and are considered as one plan for purposes of Code Sections 401(a)(4) or 410(b), all such plans shall be aggregated and treated as one plan for purposes of meeting the ADP and ACP Tests, provided that, for Plan Years beginning after December 31, 1989, plans may only be aggregated if they have the same Plan Year.

                  (2) If an HCE is covered by more than one cash or deferred arrangement, or more than one arrangement permitting employee or matching contributions, maintained by the Related Companies, all such plans shall be aggregated and treated as one plan for purposes of calculating the separate percentage for the HCE which is used in the determination of the Average Percentage.

            (j)   "Multiple Use Test" means the test described in Subsection
                  13.4 which a Plan must meet where the Alternative Limitation [described in Subsection 13.2(b)] is used to meet both the ADP and ACP Tests.

            (k) "NHCE" or "Non-Highly Compensated Employee" means an Employee who is not an HCE.

      13.2  ADP and ACP Tests

            For each Plan Year, the ADP and ACP for the HCE Group must meet either the Basic or Alternative Limitation when compared to the respective ADP and ACP for the NHCE Group, defined as follows:

            (a) Basic Limitation. The HCE Group Average Percentage for each Plan Year may not exceed 1.25 times the NHCE Group Average Percentage for the preceding Plan Year.

            (b) Alternative Limitation. The HCE Group Average Percentage for each Plan Year is limited by reference to the NHCE Group Average Percentage for the preceding Plan Year as follows:

        If the NHCE Group                  Then the Maximum HCE
        Average Percentage is:             Group Average Percentage is:
        ----------------------             ----------------------------
        Less than 2%                       2 times NHCE Group Average %

        2% to 8%                           NHCE Group Average % plus 2%

        More than 8%                       NA - Basic Limitation applies

      13.3  Correction of ADP and ACP Tests

            (a) ADP Correction. In the event that the initial allocation of Deferrals for a Plan Year does not satisfy one of the tests set forth in Subsection 13.2 (after taking into account any distributions to NHCEs, but not to HCEs, pursuant to Subsection 3.5), the Administrator shall adjust such Deferrals as follows: On or before the 15th day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, the amount necessary to reduce the Deferrals of HCEs to the point where one of such tests is satisfied, determined by reducing Deferrals on behalf of HCEs in the order of their ADPs, beginning with the highest of such percentages (the "Excess Deferrals"), shall be distributed among such HCEs with the largest amount of Deferrals taken into account in calculating the ADP tests for the Plan Year in which such Excess Deferrals arose, beginning with the HCE with the largest amount of such Deferrals and continuing in descending order until all such Excess Deferrals have been allocated. Income or loss shall be allocated to such Excess Deferrals in accordance with Regulation Section 1.401(k)-1(f)(4)(ii), excluding income or loss for the period between the end of the Plan Year in which such Excess Deferrals arose and the date of distribution. Excess Deferrals shall first be taken from unmatched Pre-Tax Contributions and then from matched Pre-Tax Contributions, first from matched Pre-Tax Contributions deposited to the Participant's Fund Deferrals Account and then from matched Pre-Tax Contributions deposited to the Participant's Syncor Stock Deferrals Account. Any Syncor Match Contributions attributable to refunded excess Pre-Tax Contributions as described in this Section 13 shall be forfeited and used as described in Subsection 9.4.

            (b) ACP Correction. In the event that the initial allocation of Contributions for a Plan Year does not satisfy one of the tests set forth in Subsection 13.2, the Administrator shall adjust such Contributions as follows: On or before the 15th day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, the amount necessary to reduce the Contributions of HCEs to the point where one of such tests is satisfied, determined by reducing Contributions on behalf of HCEs in the order of their ACPs, beginning with the highest of such percentages (the "Excess Contributions"), shall be forfeited (or if not forfeitable, distributed) among such HCEs with the largest amount of Contributions taken into account in calculating the ACP tests for the Plan Year in which such Excess Contributions arose, beginning with the HCE with the largest amount of such Contributions and continuing in descending order until all such Excess Contributions have been allocated. Income or loss shall be allocated to such Excess Contributions in accordance with Regulation Section 1.401(m)-1(e)(3)(ii), excluding income or loss for the period between the end of the Plan Year in which such Excess Contributions arose and the date of distribution.

            (c) Investment Fund Sources. Once the amount of excess Deferrals and/or Contributions is determined amounts shall then be taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes Participant loans) at the time the correction is made.

      13.4  Multiple Use Test

            If the Alternative Limitation (defined in Subsection 13.2) is used to meet both the ADP and ACP Tests, the ADP and ACP for the HCE Group must also comply with the requirements of Code Section 401(m)(9), which requires that the sum of the ADP and ACP for the HCE Group (as determined after any corrections needed to meet the ADP and ACP Tests have been made) not exceed the sum (which produces the most favorable result) of:

            (a) The Basic Limitation [as defined in Subsection 13.2(a)] applied to either the ADP or ACP for the NHCE Group, and

            (b) The Alternative Limitation [as defined in Subsection 13.2(b)] applied to the other NHCE Group percentage.

      13.5  Correction of Multiple Use Test

            If the multiple use limit is exceeded, the Administrator shall determine a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce either or both the ADP or ACP for the HCE Group by a sufficient amount to meet the multiple use limit. Any excess shall be handled in the same manner that the distribution of Excess Deferrals or Excess Contributions is handled.

      13.6  Adjustment for Investment Gain or Loss

            Any excess Deferrals or Contributions to be refunded to a Participant or forfeited in accordance with Subsections 13.3 or 13.5 shall be adjusted for investment gain or loss. Refunds or forfeitures shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution.

      13.7  Testing Responsibilities and Required Records

            The Administrator shall be responsible for ensuring that the Plan meets the ADP Test, the ACP Test and the Multiple Use Test, and that the Contribution Dollar Limit is not exceeded. In carrying out its responsibilities, the Administrator shall have sole discretion to limit or reduce Deferrals or Contributions at any time. The Administrator shall maintain records which are sufficient to demonstrate that the ADP Test, the ACP Test and the Multiple Use Test, have been met for each Plan Year for at least as long as the Employer's corresponding tax year is open to audit.

      13.8  Separate Testing

            (a) Multiple Employers: The determination of HCEs, NHCEs, and the performance of the testing and any corrective action resulting therefrom shall be made separately with regard to the Employees of each Employer (and its Related Companies) that is not a Related Company with the other Employer(s).

            (b) Collective Bargaining Units: The performance of the ADP Test, and if applicable, the ACP Test and Multiple Use Test, and any corrective action resulting therefrom shall be applied separately to Employees who are eligible to participate in the Plan as a result of a collective bargaining agreement.

            In addition, separate testing may be applied, at the discretion of the Administrator and to the extent permitted under Treasury regulations, to any group of Employees for whom separate testing is permissible.

14    MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS

      14.1  "Annual Addition" Defined

            The sum of all amounts allocated to the Participant's Account for a Plan Year. Amounts include contributions (except for rollovers or transfers from another qualified plan), forfeitures and, if the Participant is a Key Employee (pursuant to Section 15) for the applicable or any prior Plan Year, medical benefits provided pursuant to Code Section 419A(d)(1). For purposes of this Subsection 14.1, "Account" also includes a Participant's account in all other defined contribution plans currently or previously maintained by any Related Company. The Plan Year refers to the year to which the allocation pertains, regardless of when it was allocated. The Plan Year shall be the Code Section 415 "limitation year."

      14.2  Maximum Annual Addition

            The Annual Addition to a Participant's accounts under this Plan and any other defined contribution plan maintained by any Related Company for any Plan Year shall not exceed the lesser of (a) 25% of his or her Taxable Income or (b) $30,000 [as adjusted pursuant to Code Section 415(d)].

      14.3  Avoiding an Excess Annual Addition

            If, at any time during a Plan Year, the allocation of any additional Contributions would produce an excess Annual Addition for such year, Contributions to be made for the remainder of the Plan Year shall be limited to the amount needed for each affected Participant to achieve the maximum Annual Addition.

      14.4  Correcting an Excess Annual Addition

            (a) Upon the discovery of an excess Annual Addition to a Participant's Account (resulting from forfeitures, allocations, reasonable error in determining Participant compensation or the amount of elective contributions, or other facts and circumstances acceptable to the Internal Revenue Service) the excess amount (adjusted to reflect investment gains) shall first be returned to the Participant to the extent of his or her Pre-Tax Contributions (however, to the extent Pre-Tax Contributions were matched, the applicable Syncor Match Contributions shall be forfeited in proportion to the returned matched Pre-Tax Contributions) and the remaining excess, if any, shall be forfeited by the Participant and together with forfeited Syncor Match Contributions allocated as Contributions as described in Section 5 as soon as is administratively feasible.

            (b) To the extent Pre-Tax Contributions are refunded, excess amounts shall first be taken from unmatched Pre-Tax Contributions and then from matched Pre-Tax Contributions, first from matched Pre-Tax Contributions deposited to the Participant's Fund Deferrals Account and then from matched Pre-Tax Contributions deposited to the Participant's Syncor Stock Deferrals Account.

      14.5  Correcting a Multiple Plan Excess

            If a Participant, whose Account is credited with an excess Annual Addition, received allocations to more than one defined contribution plan, the excess shall be corrected by reducing the Annual Addition to this Plan only after all possible reductions have been made to the other defined contribution plans.

      14.6  "Defined Benefit Fraction" Defined

            The fraction, for any Plan Year, where the numerator is the "projected annual benefit" and the denominator is the greater of 125% of the "protected current accrued benefit" or the normal limit which is the lesser of (1) 125% of the maximum dollar limitation provided under Code Section 415(b)(1)(A) for the Plan Year or (2) 140% of the amount which may be taken into account under Code
            Section 415(b)(1)(B) for the Plan Year, where a Participant's:

            (a) "Projected annual benefit" is the annual benefit provided by the Plan determined pursuant to Code Section 415(e)(2)(A); and

            (b) "Protected current accrued benefit" in a defined benefit plan in existence (1) on July 1, 1982, shall be the accrued annual benefit provided for under Public Law 97-248, Section 235(g)(4), as amended, or (2) on May 6, 1986, shall be the accrued annual benefit provided for under Public Law 99-514,
                  Section 1106(i)(3).

      14.7  "Defined Contribution Fraction" Defined

            The fraction where the numerator is the sum of the Participant's Annual Addition for each Plan Year to date and the denominator is the sum of the "annual amounts" for each year in which the Participant has performed service with a Related Company. The "annual amount" for any Plan Year is the lesser of (1) 125% of the Code Section 415(c)(1)(A) dollar limitation [determined without regard to Subsection (c)(6)] in effect for the Plan Year and (2) 140% of the Code Section 415(c)(1)(B) amount in effect for the Plan Year, where:

            (a)   Each Annual Addition is determined pursuant to the Code
                  Section 415(c) rules in effect for such Plan Year; and

            (b)   The numerator is adjusted pursuant to Public Law 97-248,
                  Section 235(g)(3), as amended, or Public Law 99-514, Section 1106(i)(4).

      14.8  Combined Plan Limits and Correction

            (a) If a Participant has also participated in a defined benefit plan maintained by a Related Company, the sum of the Defined Benefit Fraction and the Defined Contribution Fraction for any Plan Year may not exceed 1.0. If the combined fraction exceeds
                  1.0 for any Plan Year, the Participant's benefit under any defined benefit plan (to the extent it has not been distributed or used to purchase an annuity contract) shall be limited so that the combined fraction does not exceed 1.0 before any defined contribution limits will be enforced.

            (b) This Subsection 14.8 shall not apply to Plan Years beginning after December 31, 1999.

15    TOP-HEAVY RULES

      15.1  Top-Heavy Definitions

            When capitalized, the following words and phrases have the following meanings when used in this Section 15:

            (a) "Aggregation Group" means the group consisting of each qualified plan of an Employer (and its Related Companies) (1) in which a Key Employee is a participant or was a participant during the determination period (regardless of whether such plan has terminated), or (2) which enables another plan in the group to meet the requirements of Code Sections 401(a)(4) or 410(b). The Employer may also treat any other qualified plan as part of the group if the group would continue to meet the requirements of Code Sections 401(a)(4) and 410(b) with such plan being taken into account.

            (b) "Determination Date" means the last Trade Date of the preceding Plan Year or, in the case of the Plan's first year, the last Trade Date of the first Plan Year.

            (c) "Key Employee" means a current or former Employee (or his or her Beneficiary) who at any time during the five-year period ending on the Determination Date was:

                  (1) An officer of a the Employer or Related Company whose Compensation exceeds 50% of the amount in effect under Code Section 415(b)(1)(A);

                  (2)   A more-than-5% Owner;

                  (3)   A more-than-1% Owner whose Compensation exceeds
                        $150,000; or

                  (4) One of the 10 Employees having annual Compensation from the Employer of more than the limitation in effect under Code Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code Section 318) the largest interests in the Employer.

            (d)   "Plan Benefit" means the sum as of the Determination Date of
                  (1) an Employee's Account, (2) the present value of his or her other accrued benefits provided by all qualified plans within the Aggregation Group, and (3) the aggregate distributions made within the five-year period ending on such date. Plan Benefits shall exclude rollover contributions and plan to plan transfers made after December 31,

                  1983 which are both employee initiated and from a plan maintained by a non-related employer.

            (e) "Top-Heavy" means the Plan's status when the Plan Benefits of Key Employees account for more than 60% of the Plan Benefits of all Employees who have performed services at any time during the five year period ending on the Determination Date. The Plan Benefits of Employees who were, but are no longer, Key Employees (because they have not been an officer or Owner during the five year period), are excluded in the determination.

      15.2  Special Contributions

            (a) Minimum Contribution Requirement. For each Plan Year in which the Plan is Top-Heavy, the Employer shall not allow any contributions (other than a Rollover Contribution) to be made by or on behalf of any Key Employee unless the Employer makes a contribution (other than Pre-Tax and Syncor Match Contributions) on behalf of all Participants who were Eligible Employees as of the last day of the Plan Year in an amount equal to at least 3% of each such Participant's Taxable Income.

            (b) Overriding Minimum Benefit. Notwithstanding, contributions shall be permitted on behalf of Key Employees if the Employer also maintains a defined benefit plan which automatically provides a benefit which satisfies the Code Section 416(c)(1) minimum benefit requirements, including the adjustment provided in Code Section 416(h)(2)(A), if applicable. If this Plan is part of an aggregation group in which a Key Employee is receiving a benefit and no minimum is provided in any other plan, a minimum contribution of at least 3% of Taxable Income shall be provided to the Participants specified in Subsection 15.2(a). In addition, the Employer may offset a defined benefit minimum by contributions (other than Pre-Tax and Syncor Match Contributions) made to this Plan.

      15.3  Special Vesting

            If the Plan becomes Top-Heavy after the Effective Date, vesting for all Employees shall thereafter be accelerated to the extent the following vesting schedule produces a greater vested percentage for the Employee than the normal vesting schedule at any relevant time:

             Years of Vesting                   Vested
             Service                            Percentage
             -------                            ----------
             Less than 2                        0%

             2 but less than 3                  20%

             3 but less than 4                  40%

             4 but less than 5                  70%

             5 or more                          100%

      15.4  Adjustment to Combined Limits for Different Plans

            For each Plan Year in which the Plan is Top-Heavy, "100%" shall be substituted for "125%" in determining the Defined Benefit Fraction and the Defined Contribution Fraction. This Subsection 15.4 shall not apply to Plan Years beginning after December 31, 1999.

16    PLAN ADMINISTRATION

      16.1  Plan Delineates Authority and Responsibility

            Plan fiduciaries include the Company, the Administrator, the Committee and/or the Trustee, as applicable, whose specific duties are delineated in this Plan and Trust. In addition, Plan fiduciaries also include any other person to whom fiduciary duties or responsibility is delegated with respect to the Plan. Any person or group may serve in more than one fiduciary capacity with respect to the Plan. To the extent permitted under ERISA Section 405, no fiduciary shall be liable for a breach by another fiduciary.

      16.2  Fiduciary Standards

            Each fiduciary shall:

            (a) Discharge his or her duties in accordance with this Plan and Trust to the extent they are consistent with ERISA;

            (b) Use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

            (c) Act with the exclusive purpose of providing benefits to Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan;

            (d) Diversify Plan investments, to the extent such fiduciary is responsible for directing the investment of Plan assets, so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

            (e) Treat similarly situated Participants and Beneficiaries in a uniform and nondiscriminatory manner.

      16.3  Company is ERISA Plan Administrator

            The Company is the "plan administrator," within the meaning of ERISA
            Section 3(16), which is responsible for compliance with all reporting and disclosure requirements, except those that are explicitly the responsibility of the Trustee under applicable law. The Administrator and/or Committee shall have any necessary authority to carry out such functions through the actions of the Administrator and/or the Committee.

      16.4  Administrator's Authority

            The Administrator shall have the discretionary authority to construe this Plan and Trust, other than the provisions which relate to the Trustee, and to do all things necessary or convenient to effect the intent and purposes thereof, whether or not such powers are specifically set forth in this Plan and Trust. Actions taken in good faith by the Administrator shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law. In addition to the duties listed elsewhere in this Plan and Trust, the Administrator's authority shall include, but not be limited to, the discretionary authority to:

            (a) Determine who is eligible to participate, if a contribution qualifies as a rollover contribution, the allocation of Contributions, and the eligibility for loans, in-service withdrawals and distributions;

            (b) Recognize for eligibility and vesting purposes an Eligible Employee's prior service with an entity whose assets are acquired by the Company, a Subsidiary or a Related Company;

            (c) Provide each Participant with a summary plan description no later than 90 days after he or she has become a Participant [or such other period permitted under ERISA Section 104(b)(1)], as well as informing each Participant of any material modification to the Plan in a timely manner;

            (d) Make a copy of the following documents available to Participants during normal work hours: this Plan and any separate trust agreement as to the Trust (including subsequent amendments), all annual and interim reports of the Trustee related to the entire Plan, the latest annual report and the summary plan description;

            (e) Determine the fact of a Participant's death and of any Beneficiary's right to receive the deceased Participant's interest based upon such proof and evidence as it deems necessary;

            (f) Establish and review at least annually a funding policy bearing in mind both the short-run and long-run needs and goals of the Plan. To the extent Participants may direct their own investments, the funding policy shall focus on which Investment Funds are available for Participants to use; and

            (g) Adjudicate claims pursuant to the claims procedure described in Section 20.

      16.5  Advisors May be Retained

            The Administrator may retain such agents and advisors (including attorneys, accountants, actuaries, consultants, record keepers, investment counsel and administrative assistants) as it considers necessary to assist it in the performance of its duties. The Administrator shall also comply with the bonding requirements of ERISA Section 412.

      16.6  Delegation of Administrator's Duties

            The Company, as Administrator of the Plan, has appointed a Committee to administer the Plan on its behalf. The Company shall provide the Trustee with the names and specimen signatures of any persons authorized to serve as Committee members and act as or on its behalf. Any Committee member appointed by the Company shall serve at the pleasure of the Company, but may resign by written notice to the Company. Committee members shall serve without compensation from the Plan for such services. Except to the extent that the Company otherwise provides, any delegation of duties to a Committee shall carry with it the full discretionary authority of the Administrator to complete such duties.

      16.7  Committee Operating Rules

            (a) Actions of Majority. Any act delegated by the Company to the Committee may be done by a majority of its members. The majority may be expressed by a vote at a meeting or in writing without a meeting, and a majority action shall be equivalent to an action of all Committee members.

            (b) Meetings. The Committee shall hold meetings upon such notice, place and times as it determines necessary to conduct its functions properly.

            (c) Reliance by Trustee. The Committee may authorize one or more of its members to execute documents on its behalf and may authorize one or more of its members or other individuals who are not members to give written direction to the Trustee in the performance of its duties. The Committee shall provide such authorization in writing to the Trustee with the name and specimen signatures of any person authorized to act on its behalf. The Trustee shall accept such direction and rely upon it until notified in writing that the Committee has revoked the authorization to give such direction. The Trustee shall not be deemed to be on notice of any change in the membership of the Committee, the parties authorized to direct the Trustee in the performance of its duties, or the duties delegated to and by the Committee until notified in writing.

      16.8  Multiple Employer Plan Requirements

            (a)   If two or more Employers who are not aggregated pursuant to
                  Section 414 of the Code contribute to the Plan, and the Plan therefore becomes subject to Section 413(c) of the Code, the following requirements shall apply notwithstanding any other provision of the Plan:

                  (1) The annual Compensation limit in Subsection 1.13 shall be applied as if each Contributing Employer had maintained a separate plan.

                  (2) The amount of each Contributing Employer's Syncor Match Contributions, Syncor Stock Bonus Contributions, Syncor Cash Bonus Contributions and Syncor Booster Contributions, and the allocation of such contributions, shall be determined as if each Contributing Employer had maintained a separate plan.

                  (3) Forfeitures shall be accounted for separately for each Contributing Employer. To the extent expenses are charged against forfeitures pursuant to Subsections 6.5,
                        9.4 and 9.6, the forfeitures attributable to each Contributing Employer's Participants shall bear such expenses on a pro rata basis, determined as of the time each such expense is charged. Where forfeitures are allocated rather than being used to pay expenses, such allocation shall be determined as if each Contributing Employer had maintained a separate plan.

                  (4) The ACP Test and the ADP Test in Subsection 13.2 shall be applied as if each Contributing Employer maintained a separate plan.

                  (5) Eligibility under Section 2 and vesting under Section 9 shall be determined as if all Contributing Employers were a single entity.

                  (6) The Annual Addition limits of Subsection 14.2 with respect to each Participant shall be determined by taking into account Annual Additions for the benefit of such Participant which are attributable to all Contributing Employers, and for this purpose Compensation paid to such Participant from all Contributing Employers shall be aggregated.

                  (7)   For purposes of the exclusive benefit requirements of
                        Section 401(a) of the Code, all Participants shall be treated as employees of each Contributing Employer.

                  (8) The Top-heavy Plan requirements in Section 15 shall be determined separately for each Contributing Employer.

            (b) For purposes of this Subsection 16.8, the term "Contributing Employer" means (1) collectively, each group of Employers which is aggregated pursuant to Section 414 of the Code and
                  (2) each Employer which is not so aggregated with any other Employer.

      16.9  Veterans' Rights

            Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.

17    MANAGEMENT OF INVESTMENTS

      17.1  In General

            All Plan assets shall be held by the Trustee in trust, in accordance with those provisions of this Plan and Trust which relate to the Trustee, and subject to Subsection 19.10, for use in providing Plan benefits and paying Plan expenses not paid directly by the Employer. Plan benefits will be drawn solely from the Trust and paid by the Trustee as directed by the Administrator. Notwithstanding the preceding sentence, the Administrator may appoint, with the approval of the Trustee, another trustee to hold and administer Plan assets which do not meet the requirements of Subsection 17.2.

      17.2  Investment Funds

            (a) The Administrator is hereby granted authority to direct the Trustee to invest Trust assets in one or more Investment Funds or in Company Stock. The number and composition of Investment Funds may be changed from time to time, in writing, without the necessity of amending this Plan and Trust document. The Trustee may establish reasonable limits on the number of Investment Funds as well as the acceptable assets for any such Investment Fund. Each of the Investment Funds may be comprised of any of the following:

                  (1) Shares of a registered investment company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such company;

                  (2) Collective investment funds maintained by the Trustee, or any other fiduciary to the Plan, which are available for investment by trusts which are qualified under Code Sections 401(a) and 501(a);

                  (3) Individual equity and fixed income securities which are readily tradeable on the open market;

                  (4) Guaranteed investment contracts issued by a bank or insurance company; and

                  (5)   Interest-bearing deposits of the Trustee.

            (b) Any Investment Fund assets invested in a collective investment fund, shall be subject to all the provisions of the instruments establishing and governing such fund. These instruments, including any subsequent amendments, are incorporated herein by reference.

      17.3  Authority to Hold Cash

            The Trustee shall have the authority to cause the investment manager of each Investment Fund to maintain sufficient deposit or money market type assets in each Investment Fund to handle the Fund's liquidity and disbursement needs. Each Participant's and Beneficiary's Sweep Account, which is used to hold assets pending investment or disbursement, shall consist of interest bearing deposits of the Trustee.

      17.4  Trustee to Act Upon Instructions

            The Trustee shall carry out instructions to invest assets in the Investment Funds or Company Stock as soon as practicable after such instructions are received from the Administrator, Participants, or Beneficiaries. Such instructions shall remain in effect until changed by the Administrator, Participants or Beneficiaries.

      17.5  Administrator Has Right to Vote Registered Investment Company Shares

            The Administrator shall be entitled to vote proxies or exercise any shareholder rights relating to shares held on behalf of the Plan in a registered investment company. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to such shares held in a Custom Fund is vested as provided otherwise in Section 17.

      17.6  Custom Fund Investment Management

            (a) The Administrator may designate, with the consent of the Trustee, an investment manager for any Investment Fund established by the Trustee solely for Participants of this Plan (a "Custom Fund"). The investment manager may be the Administrator, Trustee or an investment manager pursuant to ERISA Section 3(38). The Administrator shall advise the Trustee in writing of the appointment of an investment manager and shall cause the investment manager to acknowledge to the Trustee in writing that the investment manager is a fiduciary to the Plan.

            (b)   A Custom Fund shall be subject to the following:

                  (1) Guidelines. Written guidelines, acceptable to the Trustee, shall be established for a Custom Fund. If a Custom Fund consists solely of collective investment funds or shares of a registered investment company (and sufficient deposit or money market type assets to handle the Fund's liquidity and disbursement needs), its underlying instruments shall constitute the guidelines.

                  (2) Authority of Investment Manager. The investment manager of a Custom Fund shall have the authority to vote or execute proxies, exercise shareholder rights, manage, acquire and dispose of Trust assets.

                  (3) Custody and Trade Settlement. Unless otherwise agreed to by the Trustee, the Trustee shall maintain custody of all Custom Fund assets and be responsible for the settlement of all Custom Fund trades. For purposes of this Subsection 17.6, shares of a collective investment fund, shares of a registered investment company and guaranteed investment contracts issued by a bank or insurance company, shall be regarded as the Custom Fund assets instead of the underlying assets of such instruments.

                  (4) Limited Liability of Co-Fiduciaries. Neither the Administrator nor the Trustee shall be obligated to invest or otherwise manage any Custom Fund assets for which the Trustee or Administrator is not the investment manager nor shall the Administrator or Trustee be liable for acts or omissions with regard to the investment of such assets except to the extent required by ERISA.

      17.7  Authority to Segregate Assets

            The Committee may direct the Trustee to split an Investment Fund into two or more funds in the event any assets in the Fund are illiquid or the value is not readily determinable. In the event of such segregation, the Committee shall give instructions to the Trustee on what value to use for the split-off assets, and the Trustee shall not be responsible for confirming such value.

      17.8  Investment in Company Stock

            A Participant's Stock Investment Company Accounts and Stock Investment Participant Account shall be entirely invested in shares of Company Stock except to the extent of any deposit or money market type assets pending investment in shares of Company Stock.

      17.9  Voting and Tendering Company Stock

            (a) Allocated Shares. Each Participant or Beneficiary shall be entitled to instruct the Trustee as to the voting or tendering of any full or partial shares of Company Stock held on his or her behalf. Prior to such voting or tendering of Company Stock, each Participant or Beneficiary shall receive a copy of the proxy solicitation or other material relating to such vote or tender decision and a blank form for the Participant or Beneficiary to complete which confidentially instructs the Trustee to vote or tender such shares in the manner indicated by the Participant or Beneficiary. A Participant's or Beneficiary's failure to instruct the Trustee with respect to a tender offer shall be regarded as an instruction not to tender his or her shares of Company Stock. The Administrator shall instruct the Trustee with respect to how to vote any shares for which instructions are not received from Participants or Beneficiaries. The Trustee shall act with respect to such shares as instructed.

            (b) Unallocated Shares. The Administrator shall instruct the Trustee with respect to how to vote or tender any full or partial shares of Company Stock held in the Forfeiture Account and the Loan Suspense Account.

      17.10 Registration and Disclosure for Company Stock

            The Administrator shall be responsible for determining the applicability (and, if applicable, complying with) the requirements of the Securities Act of 1933, as amended, the California Corporate Securities Law of 1968, as amended, and any other applicable securities laws. The Administrator shall also specify what restrictive legend or transfer restriction, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities.

      17.11 Investment of Amounts Credited to Syncor Cash Bonus Accounts

            Notwithstanding Subsections 17.1 to 17.10, the Trustee shall have the sole authority to invest amounts credited to Syncor Cash Bonus Accounts and Participants for whom such accounts have been established shall not give investment instructions as to such accounts to the Trustee. The Trustee shall, in its discretion, invest and reinvest such portion of the Trust as is attributable to the amounts credited to Syncor Cash Bonus Accounts, without distinction between principal and income, in common and preferred stocks, bonds, notes, debentures, securities convertible into common stock, interest-bearing accounts, insurance contracts, certificates of deposit (including if the Trustee is a bank, those within its own banking department), or in such other property, real or personal, situated within the United States, as the Trustee shall deem advisable, subject to the other provisions of the Plan. The Trustee in its discretion may hold in cash such portion of the Trust attributable to the amounts credited to Syncor Cash Bonus Accounts as shall be reasonable under the circumstances, pending investment, payment of expenses or distribution of benefits from such accounts. This Subsection 17.11 is effective January 1, 1999.

18    LEVERAGED TRANSACTIONS

      18.1  Authority to Use Leverage

            The Plan may be used to provide a method of corporate finance to the Company. The provisions of this Section 18 shall be effective if an Acquisition Loan is made and shall continue in effect for the duration of the period an Acquisition Loan is outstanding.

      18.2  Acquisition Loans

            (a) The Administrator, with the approval of the Company's board of directors, may direct the Trustee to incur an Acquisition Loan. An installment obligation incurred in connection with the purchase of Company Stock shall be treated as an Acquisition Loan, and all indebtedness incurred to acquire Company Stock in a single transaction shall be treated as one Acquisition Loan.

            (b) An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default. An Acquisition Loan may be secured by a pledge of the Company Stock so acquired or acquired with the proceeds of a prior Acquisition Loan which is being refinanced. No other Trust assets may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against Trust assets other than any Financed Shares remaining subject to pledge. The Acquisition Loan must provide for a transfer of Trust assets to the lender on default only upon and to the extent of the failure of the Trust to meet the payment schedule of the Acquisition Loan.

            (c) Any pledge of Financed Shares must provide for the release of the shares so pledged as payments on the Acquisition Loan are made by the Trustee and such Financed Shares are allocated to Participants' Accounts under Subsection 18.5.

      18.3  Acquisition Loan Payments

            (a) Payments of principal and/or interest on any Acquisition Loan shall be made by the Trustee, as directed by the Administrator, from Employer Contributions as described in
                  Section 5 paid in cash to enable the trust to repay such Acquisition Loan, from earnings attributable to such while held in the Loan Suspense Account and from any cash dividends received by the Trust on unallocated Financed Shares attributable to such Acquisition Loan. The payments made with respect to an Acquisition Loan for a Plan Year must not exceed the sum of the Employer Contributions, earnings and dividends described in the preceding sentence, for that Plan Year and prior Plan Years, less the amount of such payments for prior Plan Years.

            (b) If the Company (or an Employer) is the lender with respect to an Acquisition Loan, Employer Contributions as described in
                  Section 5 may be paid in the form of cancellation of indebtedness under the Acquisition Loan. If the Company (or an Employer) is not the lender with respect to an Acquisition Loan, the Company (or an Employer) may elect to make payments on the Acquisition Loan directly to the lender and to treat such payments as Employer Contributions as described in
                  Section 5.

            (c) If the Trustee is unable to make payments of principal and/or interest on an Acquisition Loan when due from the sources of funds described in the preceding paragraphs, the Administrator, with the approval of the Company's board of directors, may direct the Trustee either to sell any unallocated Financed Shares or to obtain a new Acquisition Loan in an amount sufficient to make such payments.

            (d) Notwithstanding the other provisions of this Subsection 18.3, the Administrator may direct the Trustee to apply the proceeds from the sale of unallocated Financed Shares to repay the Acquisition Loan incurred to finance the purchase of such Financed Shares in the event of the sale of the Company or the termination of the Plan or if the Plan ceases to be an employee stock ownership plan under Code Section 4975(e)(7).

      18.4  Employer Contributions

            Employer Contributions shall be paid by the Employer in such amounts no less than sufficient to make all payments of principal and interest which are required during the Plan Year in accordance with the terms of the Acquisition Loan, net of earnings attributable to Employer Contributions while held in the Loan Suspense Account and from any cash dividends received by the Trust on unallocated Financed Shares attributable to such Acquisition Loan and used to repay such Acquisition Loan. Employer Contributions shall be paid by the Employer no later than at such times and in such amounts necessary to make all payments of principal and interest which are required during the Plan Year in accordance with the terms of the Acquisition Loan.

      18.5  Allocation of Financed Shares

            Financed Shares shall initially be credited to the Loan Suspense Account. The Financed Shares will be allocated to the Accounts of Participants as Employer Contributions described in Section 5 only as payments on the Acquisition Loan are made by the Trustee and as soon as practicable thereafter in accordance with the frequency described for such Employer

            Contributions. The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants' Accounts shall be determined by the Administrator or the Trustee, if authorized by the Administrator and agreed to by the Trustee, each time a payment is made as follows:

            (a) Principal/Interest Method. The number of Financed Shares held in the Loan Suspense Account immediately before the release for the current payment shall be multiplied by a fraction. The numerator of the fraction shall be the amount of principal and/or interest paid on the Acquisition Loan for the current payment. The denominator of the fraction shall be the sum of the numerator plus the total payments of principal and interest on that Acquisition Loan to be paid for all future payments. The number of future payments must be definitely ascertainable and must be determined without taking into account any possible extension or renewal period. For this purpose, the interest to be paid in future payments is to be computed by using the interest rate in effect for the current payment.

            (b) Principal-Only Method. The number of Financed Shares held in the Loan Suspense Account immediately before the release for the current payment shall be multiplied by a fraction. The numerator of the fraction shall be the amount of principal paid on the Acquisition Loan for the current payment. The denominator of the fraction shall be the sum of the numerator plus the total payments of principal on that Acquisition Loan to be paid for all future payments. The number of future payments must be definitely ascertainable and must be determined without taking into account any possible extension or renewal period. This method may be used only to the extent that:

                  (1) The Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years;

                  (2) Interest included in any payment on the Acquisition Loan is determined to be interest under standard loan amortization tables; and

                  (3) The entire duration of the Acquisition Loan repayment period does not exceed ten years, even in the event of a renewal, extension or refinancing of the Acquisition Loan.

      18.6  Net Income or Loss and Dividends

            The determination of the net income or loss of the Trust shall not take into account any interest paid by the Trust under an Acquisition Loan. Any cash dividends received on any Financed Shares credited to the Loan Suspense Account shall be included in the computation of the net income or loss of the Trust. Any stock dividends received on Financed Shares in the Loan Suspense Account shall be credited to the Loan Suspense Account.

      18.7  Accounting for Transactions

            With regard to an Acquisition Loan, the Administrator or the Trustee, if authorized by the Administrator and agreed to by the Trustee, shall establish accounting procedures to account for (1) Financed Shares attributable to such Acquisition Loan, (2) Employer Contributions as described in Section 5 paid in cash or in the form of cancellation of indebtedness to enable the trust to repay such Acquisition Loan, (3) earnings attributable to Employer Contributions described in (2) and used to repay such Acquisition Loan and (4) any cash dividends received by the Trust on unallocated Financed Shares attributable to such Acquisition Loan and used to repay such Acquisition Loan.

      18.8  Allocation Limitation

            Any Employer Contributions described in Section 5 which are used by the Trust (not later than the Employer's federal tax filing date, including extensions, for deducting such Contribution) to pay interest on an Acquisition Loan and any Financed Shares which are allocated as forfeitures shall not be included as Annual Additions under Subsection 14.1; provided, however, that the provisions of this Subsection 18.8 shall be applicable for any Plan Year only if not more than one-third of the Employer Contributions described in
            Section 5 applied to pay principal and/or interest on an Acquisition Loan are allocated to Participants who are Highly Compensated Employees.

      18.9  Forfeitures

            If an Employer Contribution Account subject to vesting consists of Company Stock representing Financed Shares, the Company Stock representing Financed Shares shall be forfeited under Subsection 9.4 only after all other Company Stock held in such Account has been forfeited.

      18.10 Restrictions

            Except as provided in Subsection 20.6, Financed Shares held or distributed by the Trust may be subject to a put, call or other option, or buy-sell or similar arrangement even if the Plan is not then an employee stock ownership plan under Section 4975(e)(7) of the Code.

19    TRUST ADMINISTRATION

      19.1  Trustee to Construe Trust

            The Trustee shall have the discretionary authority to construe reasonably those provisions of this Plan and Trust which relate to the Trustee and to do all things necessary or convenient to the administration of the Trust, whether or not such powers are specifically set forth in this Plan and Trust. Actions taken in good faith by the Trustee shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law.

      19.2  Trustee To Act As Owner of Trust Assets

            Subject to the specific conditions and limitations set forth in this Plan and Trust, the Trustee shall have all the power, authority, rights and privileges of an absolute owner of the Trust assets and, not in limitation but in amplification of the foregoing, may:

            (a) Receive, hold, manage, invest and reinvest, sell, tender, exchange, dispose of, encumber, hypothecate, pledge, mortgage, lease, grant options respecting, repair, alter, insure, or distribute any and all property in the Trust;

            (b) Borrow money, participate in reorganizations, pay calls and assessments, vote or execute proxies, exercise subscription or conversion privileges, exercise options and register any securities in the Trust in the name of the nominee, in federal book entry form or in any other form as will permit title thereto to pass by delivery;

            (c) Renew, extend the due date, compromise, arbitrate, adjust, settle, enforce or foreclose, by judicial proceedings or otherwise, or defend against the same, any obligations or claims in favor of or against the Trust; and

            (d) Lend, through a collective investment fund, any securities held in such collective investment fund to brokers, dealers or other borrowers and to permit such securities to be transferred into the name and custody and be voted by the borrower or others.

      19.3  United States Indicia of Ownership

            The Trustee shall not maintain the indicia of ownership of any Trust assets outside the jurisdiction of the United States, except as authorized by ERISA Section 404(b).

      19.4  Tax Withholding and Payment

            (a) Withholding. The Trustee shall calculate and withhold federal (and, if applicable, state) income taxes with regard to any Eligible Rollover Distribution that is not paid as a Direct Rollover in accordance with the Participant's withholding election or as required by law if no election is made or the election is less than the amount required by law. With regard to any taxable distribution that is not an Eligible Rollover Distribution, the Trustee shall calculate and withhold federal (and, if applicable, state) income taxes in accordance with the Participant's withholding election or as required by law if no election is made.

            (b) Taxes Due From Investment Funds. The Trustee shall pay from the Investment Fund any taxes or assessments imposed !,by any taxing or governmental authority on such Fund or its income, including related interest and penalties.

      19.5  Trust Accounting

            (a) Annual Report. Within 60 days (or other reasonable period) following the close of the Plan Year, the Trustee shall provide the Administrator with an annual accounting of Trust assets and information to assist the Administrator in meeting ERISA's annual reporting and audit requirements.

            (b) Periodic Reports. The Trustee shall maintain records and provide sufficient reporting to allow the Administrator to properly monitor the Trust's assets and activity.

            (c) Administrator Approval. Approval of any Trustee accounting will automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

      19.6  Valuation of Certain Assets

            If the Trustee determines the Trust holds any asset which is not readily tradable and listed on a national securities exchange registered under the Securities Exchange Act of 1934, as amended, the Trustee may engage a qualified independent appraiser to determine the fair market value of such property, and the appraisal fees shall be paid from the Investment Fund containing the asset.

      19.7  Legal Counsel

            The Trustee may consult with legal counsel of its choice, including counsel for the Employer or counsel of the Trustee, upon any question or matter arising under this Plan and Trust. When relied upon by the Trustee, the opinion of such counsel shall be evidence that the Trustee has acted in good faith.

      19.8  Fees and Expenses

            The Trustee's fees for its services as Trustee shall be such as may be mutually agreed upon by the Company and the Trustee. Trustee fees and all reasonable expenses of counsel and advisors retained by the Trustee shall be paid in accordance with Section 6.

      19.9  Trustee Duties and Limitations

            (a) In addition to the duties described in this Section 19, unless otherwise agreed to by the Trustee, the Trustee's duties shall be confined to construing the terms of the Plan and Trust as they relate to the Trustee, receiving funds on behalf of and making payments from the Trust, safeguarding and valuing Trust assets, and investing and reinvesting Trust assets in the Investment Funds and shares Company Stock as directed by the Administrator or Participants.

            (b) The Trustee shall have no duty or authority to ascertain whether Contributions are in compliance with the Plan, to enforce collection or to compute or verify the accuracy or adequacy of any amount to be paid to it by the Employer. The Trustee shall not be liable for the proper application of any part of the Trust with respect to any disbursement made at the direction of the Administrator.

      19.10 Applicability of T. Rowe Price Trust Agreement and North Star Trust Agreement

            Effective May 1, 2000 the assets of the Plan held pursuant to the North Star Trust Agreement shall be subject to the provisions of said agreement in addition to the provisions of the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of the North Star Trust Agreement as to such assets, the provisions of the North Star Trust Agreement shall be controlling. Effective May 1, 2000 the assets of the Plan held pursuant to the T. Rowe Price Trust Agreement shall be subject to the provisions of said agreement in addition to the provisions of the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of the T. Rowe Price Trust Agreement as to such assets, the provisions of the T. Rowe Price Trust Agreement shall be controlling; provided, further, that with respect to T. Rowe Price Trust Company, no provision of the Plan shall be construed so as to provide in T. Rowe Price Trust Company any discretionary power, function or responsibility, nor shall any provision of the Plan be construed in a manner which would deem T. Rowe Price Trust Company to be other than a directed trustee pursuant to the provisions of Section 403(a)(1) of ERISA.

20    RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION

      20.1  Plan Does Not Affect Employment Rights

            The Plan does not provide any employment rights to any Employee. The Employer expressly reserves the right to discharge an Employee at any time, with or without cause, without regard to the effect such discharge would have upon the Employee's interest in the Plan.

      20.2  Limited Return of Contributions

            (a) Except as otherwise provided in this Subsection 20.2, (1) Plan assets shall not revert to the Employer nor be diverted for any purpose other than the exclusive benefit of Participants or their Beneficiaries; and (2) a Participant's vested interest shall not be subject to divestment. As provided in ERISA Section 403(c)(2), the actual amount of a Contribution, or a portion thereof, made by the Employer (or the current value of the Contribution, or a portion thereof, if a net loss has occurred) may revert to the Employer if:

                  (1) Such Contribution is made by reason of a mistake of fact; or

                  (2) Such Contribution is not deductible under Code Section 404 (such Contributions being hereby conditioned upon such deductibility) in the taxable year of the Employer for which the Contribution is made.

            (b) The maximum amount that may revert to the Employer in the case of Subsections 20.2(a)(1) or (2) is the excess of the amount contributed, over as relevant, the amount that would have been contributed had no mistake of fact occurred or the amount that would have been contributed had the Contribution been limited to the amount that is determined to be deductible. Earnings attributable to such amount may not be returned to the Employer, but losses attributable to such amount must reduce the amount to be returned to the Employer. Furthermore, if the withdrawal of the amount attributable to the mistaken or nondeductible Contribution would cause a Participant's Account balance to be reduced to less than what his or her Account balance would have been had the mistaken or nondeductible amount not been contributed, then the amount to be returned to the Employer must be limited so as to avoid such reduction.

            (c) The maximum amount that may revert to the Employer in the case of Subsection 20.2(a)(2) is all Plan assets attributable to Contributions made by the Employer.

            (d) The reversion to the Employer must be made (if at all) within one year of the mistaken payment of the Contribution, the date of denial of qualification, or the date of disallowance of deduction, as the case may be. A Participant shall have no rights under the Plan with respect to any such reversion.

      20.3  Assignment and Alienation

            (a) As provided by Code Section 401(a)(13) and to the extent not otherwise required by law, no benefit provided by the Plan may be anticipated, assigned or alienated, except:

                  (1) To create, assign or recognize a right to any benefit with respect to a Participant pursuant to a QDRO; or

                  (2) To use a Participant's vested Account balance as security for a loan from the Plan which is permitted pursuant to Code Section 4975.

            (b) The prohibition on anticipation, assignment and alienation in Subsection 20.3(a) shall not apply to any offset of a Participant's benefits provided under the Plan against an amount that he is ordered or required to pay to the Plan if:

                  (1) The order or requirement to pay arises (i) under a judgment of conviction for a crime involving the Plan;
                        (ii) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of
                        Part 4 of Subtitle B of Title I of ERISA; or (iii) pursuant to a settlement agreement between the Secretary of Labor and such Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and such Participant, in connection with a violation (or alleged violation) of Part 4 of such subtitle by a fiduciary or any other person;

                  (2) Such judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against such Participant's benefits provided under the Plan; and

                  (3) In a case in which the survivor annuity requirements of Code Section 401(a)(11) apply with respect to distributions from the Plan to such Participant, if such Participant has a spouse at the time at which such offset is to be made, (i) either such spouse has consented in writing to such offset and such consent is witnessed by a notary public or representative of the Plan [or it is established to the satisfaction of a Plan representative that such consent may not be obtained by reason of circumstances described in Code Section 417(a)(2)(B)], or an election to waive the right of such spouse to either a "qualified joint and survivor annuity" [within the meaning of Code Section 417(b)] or a "qualified preretirement survivor annuity" [within the meaning of Code Section 417(c)] is in effect in accordance with the requirements of Code Section 417(a); (ii) such spouse is ordered or required in such judgment, order, decree or settlement to pay an amount to the Plan in connection with a violation of Part 4 of such subtitle; or (iii) in such judgment, order, decree, or settlement, such spouse retains the right to receive the survivor annuity under such a qualified joint and survivor annuity provided pursuant to Code Section 401(a)(11)(A)(i) and under such a qualified preretirement survivor annuity provided pursuant to Code Section 401(a)(11)(A)(ii), determined in accordance with Code Section 401(a)(13)(D).

                  This Subsection 20.3(b) shall apply to judgments, orders and decrees issued, and settlement agreements entered into, on or after August 5, 1997.

      20.4  Facility of Payment

            If a Plan benefit is due to be paid to a minor or if the Administrator reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Administrator shall have the payment of the benefit, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or conservator of the payee. Any payment shall to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

      20.5  Reallocation of Lost Participant's Accounts

            If the Administrator cannot locate a person entitled to payment of a Plan benefit after a reasonable search, the Administrator may at any time thereafter treat such person's Account as forfeited and allocate such amount as Contributions as described in Section 5 as soon as is administratively feasible or as otherwise provided in
            Section 9. If such person subsequently presents the Administrator with a valid claim for the benefit, such person shall be paid the amount treated as forfeited, plus the interest that would have been earned in the Sweep Account to the date of determination. The Administrator shall pay the amount through an additional Employer Contribution or direct the Trustee to pay the amount from the Forfeiture Account.

      20.6  Put Options

            (a) In the event that a Participant receives a distribution of Company Stock as provided in Section 12 that is not readily tradeable on an established market at the time of receipt, he or she shall have the option to sell the Company Stock to the Company at any time during two option periods at the then Fair Market Value of the Company Stock by written notice to the Company. The first option period shall commence at the time the Company Stock is distributed and shall extend for 60 days thereafter. The second option period shall commence the later of the date six months after the expiration of the first option period or the first day of the Plan Year following the Plan Year in which the first option period expired and shall extend for 60 days thereafter.

            (b) Payment for Company Stock distributed as all or part of a single lump sum distribution shall commence no later than 30 days after the exercise of the put option and at the option of the Company may be made in a single lump sum or in substantially equal annual installments over a period not to exceed 5 years. The Company shall provide adequate security and pay reasonable interest on any unpaid amounts as determined by the Administrator. Payment for Company Stock distributed as all or part of an installment distribution shall be made in a single lump sum no later than 30 days after the exercise of the put option for each installment distribution.

      20.7  Claims Procedure

            (a) Right to Make Claim. An interested party who disagrees with the Administrator's determination of his or her right to Plan benefits must submit a written claim and exhaust this claim procedure before legal recourse of any type is sought. The claim must include the important issues the interested party believes support the claim. The Administrator, pursuant to the authority provided in this Plan, shall either approve or deny the claim.

            (b) Process for Denying a Claim. The Administrator's partial or complete denial of an initial claim must include an understandable, written response covering (1) the specific reasons why the claim is being denied (with reference to the pertinent Plan provisions) and (2) the steps necessary to perfect the claim and obtain a final review.

            (c) Appeal of Denial and Final Review. The interested party may make a written appeal of the Administrator's initial decision, and the Administrator shall respond in the same manner and form as prescribed for denying a claim initially.

            (d) Time Frame. The initial claim, its review, appeal and final review shall be made in a timely fashion, subject to the following timetable:

                                                                 Days to Respond
                        Action                                   From Last Action

                  Administrator determines benefit                     NA

                  Interested party files initial request               60 days

                  Administrator's initial decision                     90 days

                  Interested party requests final review               60 days

                  Administrator's final decision                       60 days

                  However, the Administrator may take up to twice the maximum response time for its initial and final review if it provides an explanation within the normal period of why an extension is needed and when its decision will be forthcoming.

      20.8  Construction

            Headings are included for reading convenience. The text shall control if any ambiguity or inconsistency exists between the headings and the text. The singular and plural shall be interchanged wherever appropriate. References to Participant shall include Beneficiary when appropriate and even if not otherwise already expressly stated.

      20.9  Jurisdiction and Severability

            The Plan and Trust shall be construed, regulated and administered under ERISA and other applicable federal laws and, where not otherwise preempted, by the laws of the State of California. Effective January 1, 1998, the preceding sentence shall read as follows: "The Plan and Trust shall be construed, regulated and administered under ERISA and other applicable federal laws and, where not otherwise preempted, by the laws of the State of New Jersey." Effective May 1, 2000, the Plan and Trust shall be construed, regulated and administered under ERISA and other applicable federal laws and, where not otherwise preempted, by the laws of the State of California. If any provision of this Plan and Trust shall become invalid or unenforceable, that fact shall not affect the validity or enforceability of any other provision of this Plan and Trust. All provisions of this Plan and Trust shall be so construed as to render them valid and enforceable in accordance with their intent.

      20.10 Indemnification by Employer

            The Employers hereby agree to indemnify all Plan fiduciaries against any and all liabilities resulting from any action or inaction, (including a Plan termination in which the Company fails to apply for a favorable determination from the Internal Revenue Service with respect to the qualification of the Plan upon its termination), in relation to the Plan or Trust (1) including (without limitation) expenses reasonably incurred in the defense of any claim relating to the Plan or its assets, and amounts paid in any settlement relating to the Plan or its assets, but (2) excluding liability resulting from actions or inactions made in bad faith, or resulting from the negligence or willful misconduct of the Trustee. The Company shall have the right, but not the obligation, to conduct the defense of any action to which this Subsection 20.10 applies. The Plan fiduciaries are not entitled to indemnity from the Plan assets relating to any such action.

21    AMENDMENT, MERGER, DIVESTITURES AND TERMINATION

      21.1  Amendment

            The Company reserves the right to amend this Plan and Trust at any time, to any extent and in any manner it may deem necessary or appropriate. The Company (and not the Trustee) shall be responsible for adopting any amendments necessary to maintain the qualified status of this Plan and Trust under Code Sections 401(a) and 501(a). The Committee, acting in accordance with Subsection 16.6, shall have the authority to adopt Plan and Trust amendments which have no substantial adverse financial impact upon any Employer or the Plan. All interested parties shall be bound by any amendment, provided that no amendment shall:

            (a) Become effective unless it has been adopted in accordance with the procedures set forth in Subsection 21.5;

            (b) Except to the extent permissible under ERISA and the Code, make it possible for any portion of the Trust assets to revert to an Employer or to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants and Beneficiaries entitled to Plan benefits and to defray reasonable expenses of administering the Plan;

            (c) Decrease the rights of any Employee to benefits accrued (including the elimination of optional forms of benefits) to the date on which the amendment is adopted, or if later, the date upon which the amendment becomes effective, except to the extent permitted under ERISA and the Code; nor

            (d) Permit an Employee to be paid the balance of his or her Fund Deferrals Account and Syncor Stock Deferrals Account unless the payment would otherwise be permitted under Code Section 401(k).

      21.2  Merger

            This Plan and Trust may not be merged or consolidated with, nor may its assets or liabilities be transferred to, another plan unless each Participant and Beneficiary would, if the resulting plan were then terminated, receive a benefit just after the merger, consolidation or transfer which is at least equal to the benefit which would be received if either plan had terminated just before such event.

      21.2A Merger with Lafayette Plan

            The Lafayette Plan shall be merged into this Plan as of the Lafayette Plan Merger Date. In connection with such merger, and effective as of the Lafayette Plan Merger Date:

            (a) All of the assets and liabilities of the Lafayette Plan shall be deemed to be assets and liabilities of this Plan.

            (b) Each Lafayette Plan Participant's benefits in the Lafayette Plan shall be credited to his Lafayette Deferrals Account, Lafayette Matching Account and Lafayette Rollover Account, as the case may be.

            (c) A Lafayette Plan Participant shall always be 100% vested in his Lafayette Deferrals Account and Lafayette Rollover Account, and shall be vested in his Lafayette Matching Account in accordance with Subsection 9.2 as if such account was a Syncor Match/Bonus Account.

            (d) A Lafayette Plan Participant's Lafayette Deferrals Account, Lafayette Matching Account and Lafayette Rollover Account shall be considered Directed Investment Accounts subject to the provisions of Section 7.

            (e) Loans made to a Lafayette Plan Participant from the Lafayette Plan shall be repaid to this Plan in accordance with their respective terms and payments on such loans shall be credited as follows:

                  (1) To such Participant's Lafayette Deferrals Account to the extent such loans were made from his or her account in the Lafayette Plan attributable to his or her salary reduction contributions under Code Section 401(k);

                  (2) To such Participant's Lafayette Matching Account to the extent such loans were made from his or her account in the Lafayette Plan attributable to employer matching contributions on his or her behalf.

                  (3) To such Participant's Lafayette Rollover Account to the extent such loans were made from his or her account in the Lafayette Plan attributable to rollover contributions on his or her behalf.

            (f) At such time as a Lafayette Plan Participant shall have attained age 59-1/2, the Committee shall, at the election of such Lafayette Plan Participant, direct the Trustee to distribute all or a portion of the amounts credited to his or her Lafayette Deferrals Account, Lafayette Matching Account and Lafayette Rollover Account, but no such distribution shall be made from any such Account prior to the time he or she is 100% vested in such Account.

            (g) In the event a Lafayette Plan Participant is entitled to a distribution of his or her Lafayette Deferrals Account, Lafayette Matching Account or Lafayette Rollover Account, payment may be made in accordance with Subsection 12.3 or in monthly, quarterly, semiannual or annual cash installments over a period certain (with no life contingencies) not extending beyond the life expectancy of such Lafayette Plan Participant (or the life expectancy of such Lafayette Plan Participant and his or her designated Beneficiary). In order to provide such installment payments, the Committee may (1) segregate the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security; or (2) purchase a nontransferable annuity contract for a term certain (with no life contingencies) providing for such payment. This Subsection 21.2A(g) shall not apply as to distributions to a Lafayette Plan Participant beginning on or after the 90th day after the Committee has furnished such Lafayette Plan Participant with a summary reflecting this Subsection 21.2A and which satisfies the requirements of 29 C.F.R. Section 2520.104b-3. As of the date this Subsection 21.2A(g) shall not apply as to distributions to a Lafayette Plan Participant, the balance in his or her Lafayette Deferrals Account shall be transferred to his or her Fund Deferrals Account and the balance in his or her Lafayette Rollover Account shall be transferred to his or her Rollover Account.

            (h) A Lafayette Plan Participant's Lafayette Deferrals Account and Lafayette Rollover Account shall be considered as if they were a Fund Deferrals Account and a Rollover Account, respectively, for purposes of Subsections 10.5 and 11.7.

            (i) Any Beneficiary designation made by a Lafayette Plan Participant prior to the Lafayette Plan Merger Date shall be honored under this Plan, as to all benefits payable on account of his or her death, provided that:

                  (1) Such designation satisfies the Spousal Consent requirements of this Plan if the primary designated Beneficiary is other than such Lafayette Plan Participant's spouse; and

                  (2) Such designation has been delivered to the Committee prior to such Participant's death.

                  Subsection 12.11 shall apply to all benefits payable on account of the death of a Lafayette Plan Participant if no proper Beneficiary designation is inn effect at the time of his or her death, or if any Beneficiary designated by such Lafayette Plan Participant is not in existence at the time of his or her death.

      21.3  Divestitures

            (a) In the event of a sale by an Employer which is a corporation of: (1) substantially all of the Employer's assets used in a trade or business to an unrelated corporation, or (2) a sale of such Employer's interest in a subsidiary to an unrelated entity or individual, lump sum distributions shall be permitted from the Plan, except as provided below, to Participants with respect to Employees who continue employment with the corporation acquiring such assets or who continue employment with such subsidiary, as applicable.

            (b) Notwithstanding Subsection 21.3(a), distributions shall not be permitted if the purchaser agrees, in connection with the sale, to be substituted as the Company as the sponsor of the Plan or to accept a transfer of the assets and liabilities representing the Participants' benefits into a plan of the purchaser or a plan to be established by the purchaser.

      21.4  Plan Termination

            The Company may, at any time and for any reason, terminate the Plan in accordance with the procedures set forth in Subsection 21.5, or completely discontinue contributions. Upon either of these events, or in the event of a partial termination of the Plan within the meaning of Code Section 411 (d)(3), the Accounts of each affected Employee who has not yet incurred a Break in Service shall be fully vested. If no successor plan is established or maintained, lump sum distributions will be made in accordance with the terms of the Plan as in effect at the time of the Plan's termination or as thereafter amended provided that a post-termination amendment will not be effective to the extent that it violates Subsection 21.1 unless it is required in order to maintain the qualified status of the Plan upon its termination. The Trustee's and Employer's authority shall continue beyond the Plan's termination date until all Trust assets have been liquidated and distributed.

      21.5  Amendment and Termination Procedures

            The following procedural requirements shall govern the adoption of any amendment or termination (a "Change") of the Plan:

            (a) The Company may adopt any Change by action of its board of directors in accordance with its normal procedures.

            (b) The Committee, acting as Administrator in accordance with Subsection 16.6, may adopt any amendment within the scope of its authority provided under Subsection 21.1 and in the manner specified in Subsection 16.7(a).

            (c) Any Change must be (1) set forth in writing, and (2) signed and dated by an executive officer of the Company or, in the case of an amendment adopted by the Committee, at least one of its members.

            (d) If the effective date of any Change is not specified in the document setting forth the Change, it shall be effective as of the date it is signed by the last person whose signature is required under Subsection 21.5(c)(2), except to the extent that another effective date is necessary to maintain the qualified status of the Plan under Code Sections 401(a) and 501(a).

            (e) No Change which affects the duties or responsibilities of the Trustee shall become effective until it is accepted and signed by the Trustee (which acceptance shall not unreasonably be withheld).

      21.6  Termination of Employer's Participation

            Any Employer may, at any time and for any reason, terminate its Plan participation by action of its board of directors in accordance with its normal procedures. Written notice of such action shall be signed and dated by an executive officer of the Employer and delivered to the Committee. If the effective date of such action is not specified, it shall be effective on, or as soon as reasonably practicable, after the date of delivery. Upon the Employer's request, the Committee may instruct the Trustee to spin off all affected Accounts and underlying assets into a separate qualified plan under which the Employer shall assume the powers and duties of the Company. Alternatively, the Company may treat the event as a partial termination for purposes of Subsection 21.4 or it may continue to maintain the Accounts under the Plan.

      21.7  Replacement of Trustee

            The Trustee may resign as Trustee under this Plan and Trust or may be removed by the Company at any time upon at least 90 days' written notice (or a lesser period, if agreed to by both parties). In such event, the Company shall appoint a successor trustee by the end of the notice period. The successor trustee shall then succeed to all the powers and duties of the Trustee under this Plan and Trust. If no successor trustee has been named by the end of the notice period, the Company's chief executive officer shall become the trustee, or if he or she declines, the Trustee may petition the court for the appointment of a successor trustee.

      21.8  Final Settlement and Accounting of Trustee

            (a) Final Settlement. As soon as is administratively feasible after its resignation or removal as Trustee, the Trustee shall transfer to the successor trustee all property currently held by the Trust. However, the Trustee is authorized to reserve such sum of money as it may deem advisable for payment of its accounts and expenses in connection with the settlement of its accounts or other fees or expenses payable by the Trust upon presentation of written estimates of such fees and expenses to the Administrator. Any balance remaining after payment of such fees and expenses shall then be paid to the successor trustee as soon as is administratively feasible.

            (b) Final Accounting. The Trustee shall provide a final accounting to the Administrator within 90 days of the date Trust assets are transferred to the successor trustee.

            (c) Administrator Approval. Approval of the final accounting will automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

                             AMENDMENT NO. 1 TO THE
            2002 RESTATEMENT OF THE SYNCOR INTERNATIONAL CORPORATION
                   EMPLOYEES' SAVINGS AND STOCK OWNERSHIP PLAN

      WHEREAS, Syncor International Corporation (the "Company") approved and adopted the Syncor International Corporation Employees' Savings and Stock Ownership Plan, originally effective July 31, 1986 and most recently restated on February 25, 2002 effective January 1, 1997 (the "Plan"); and

      WHEREAS, Subsections 21.1 and 21.5(b) of the Plan provide that the Committee under the Plan may adopt amendments to the Plan which have no substantial adverse financial impact on any employer thereunder or on the Plan; and

      WHEREAS, the Committee has determined that the amendment set forth below does not have any substantial adverse financial impact on any employer under the Plan or on the Plan.

      NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2002 by deleting Subsection 5.2(c)(1) thereof and substituting the following in its place:

            (1) If there is an Acquisition Loan outstanding, the Employer shall make each half of the Plan Year's Syncor Match Contributions through the allocation of Financed Shares from the Loan Suspense Account as set forth in Section 18. If there is no Acquisition Loan outstanding, the Employer shall make each half of the Plan Year's Syncor Match Contributions by contributing shares of Company Stock directly to the Plan or by contributing cash to the Plan to enable it to purchase shares of Company Stock on the open market.

      Dated as of this 30th day of October, 2002.

                                          COMMITTEE UNDER SYNCOR
                                            INTERNATIONAL CORPORATION
                                            EMPLOYEES' SAVINGS AND
                                            STOCK OWNERSHIP PLAN



                                          By /s/ Sheila H. Coop
                                             ---------------------------------
                                                 Sheila H. Coop, Member

                             AMENDMENT NO. 2 TO THE
            2002 RESTATEMENT OF THE SYNCOR INTERNATIONAL CORPORATION
                   EMPLOYEES' SAVINGS AND STOCK OWNERSHIP PLAN

      WHEREAS, Syncor International Corporation (the "Company") approved and adopted the Syncor International Corporation Employees' Savings and Stock Ownership Plan, originally effective July 31, 1986 and most recently restated on February 25, 2002 effective January 1, 1997 and thereafter amended by Amendment No. 1 (the "Plan"); and

      WHEREAS, Subsections 21.1 and 21.5(b) of the Plan provide that the Committee under the Plan may adopt amendments to the Plan which have no substantial adverse financial impact on any employer thereunder or on the Plan; and

      WHEREAS, the Committee has determined that the amendment set forth below does not have any substantial adverse financial impact on any employer under the Plan or on the Plan.

      NOW, THEREFORE, the Plan is hereby further amended as effective January 1, 2002 except as otherwise indicated:

1. The following sentence is added to Subsection 1.13 of the Plan:

      Effective for Plan Years beginning after December 31, 2001, the third sentence of this Subsection 1.13 shall read as follows: "For purposes of determining benefits under this Plan, Compensation is limited to $200,000 [as adjusted for the cost of living pursuant to Code Section 401(a)(17)(B)] per Plan Year."

2. Section 1.14(h) is added to the Plan to read as follows:

      (h) "Syncor Corrective Contribution": An amount contributed by the Employer on an eligible Participant's behalf in accordance with
            Section 5.6.

3. The following sentences are added to Subsection 1.15 of the Plan:

      Notwithstanding the first sentence of this Subsection 1.15, effective for taxable years beginning after December 31, 2001, the Contribution Dollar Limit shall be as follows:

             For Taxable Years                      Contribution Dollar
                Beginning in                                Limit
              Calendar Year

                   2002                                   $11,000
                   2002                                    12,000
                   2004                                    13,000
                   2005                                    14,000
            2006 and thereafter                            15,000

      For taxable years beginning in calendar years after 2006, the $15,000 Contribution Dollar Limit shall be adjusted in accordance with Code
      Section 402(g)(4).

4. The following sentences are added to Subsection 1.23 of the Plan:

      Effective for distributions made after December 31, 2001, the term "Eligible Retirement Plan" shall also include (i) an annuity contract described in Section 403(a) of the Code and (ii) an eligible plan which is maintained under Section 457(b) of the Code and which is maintained by a state or political subdivision of a state or instrumentality of a state and which agrees to separately account for amounts transferred to such plan from this Plan. Also effective for distributions made after December 31, 2001, the definition of "Eligible Retirement Plan" shall apply in the case of a distribution to a surviving spouse of a Participant or to a spouse or former spouse of a Participant who is an alternate payee under a QDRO.

      5. The following sentence is added to Subsection 1.24 of the Plan:

      Effective as to distributions made after December 31, 2001, the term "Eligible Rollover Distribution" shall not include any amount which is distributed on account of hardship.

6. The last sentence of Subsection 5.2(a) of the Plan is deleted and the following is substituted in its place effective as to Eligible Employees who become Participants on or after August 1, 2001:

      Notwithstanding the preceding sentence, effective as to Eligible Employees who become Participants on or after August 1, 2001, the Employer shall not make Syncor Matching Contributions on behalf of a Participant as to his or her Pre-Tax Contributions, if any, with respect to his or her Pay during his or her first 9 calendar months as a Participant.

      7. Section 5.6 is added to the Plan to read as follows:

      5.6 Syncor Corrective Contributions

            (a) Frequency and Eligibility. For each Plan Year, the Employer may make Syncor Corrective Contributions on behalf of each Participant as to whom there has been an "Operational Failure" as to the Plan under the Internal Revenue Service's Employee Plans Compliance Resolution System (as set forth in Revenue Procedure 2002-47 or any successor thereto) ("EPCRS").

            (b) Allocation Method. The Syncor Corrective Contribution for each Plan Year the shall be allocated to the Fund Deferrals Account of the Participant on whose behalf such contribution is being made, with the amount of such contribution being equal to the amount necessary to cure the Plan's "Operational Failure" as to such Participant.

            (c) Medium, Timing and Posting. Syncor Corrective Contributions for a Plan Year shall be made in cash within the time, if any, prescribed under EPCRS and shall be posted to the Fund

                  Deferrals Accounts of the Participants described in Section 5.6(a).

      8. The following sentence is added to Subsection 9.3(a) of the Plan:

      Notwithstanding the preceding schedule, the following schedule shall govern the vesting of a Participant's Syncor Match/Bonus Account effective as to Syncor Match Contributions for Plan Years beginning after December 31, 2001:

       Years of Vesting Service                Vested Percentage

             Less than 2                               0%
          2 but less than 3                           20%
          3 but less than 4                           40%
          4 but less than 5                           70%
              5 or more                              100%

      9. The following sentence is added to Subsection 11.7(d) of the Plan:

      Effective as to Participants making withdrawals after December 31, 2001, "6 months" shall be substituted for "12 months" in Subsection 11.7(d)(2) and Subsection 11.7(d)(3) shall not apply.

      10. The last sentence of Subsection 11.7(e) of the Plan is deleted and the following sentence is substituted in its place effective January 1, 1997:

      The amount that may be withdrawn from a Participant's Fund Deferrals and Syncor Stock Deferrals Accounts shall not include any earnings credited to said accounts after December 31, 1988.

      11. Subsection 12.1(c) is added to the Plan to read as follows:

      (c) If and when an entity ceases to be a Related Company, the employees of such entity who are Participants shall thereupon be considered to have severed and terminated their employment with the Employer for purposes of Section 401(k)(2)(B)(i)(I) of the Code and Subsection 12.1(a) of the Plan.

      12. The following sentence is added to Subsection 12.4 of the Plan:

      Effective January 1, 2002, for purposes of determining whether a Participant's vested Account balance is $5,000 or less, the balance in his or her Rollover Account shall not be taken into account.

      13. The following sentence is added to Subsection 13.4 of the Plan:

      Effective for Plan Years beginning after December 31, 2001, this Subsection 13.4 shall no longer apply.

      14. The following sentence is added to Subsection 14.2 of the Plan:

      Effective as to Limitation Years beginning after December 31, 2001, the preceding sentence shall read as follows: "The Annual Addition to a Participant's accounts under this Plan and any other defined contribution plan maintained by any Related Company for any Plan Year shall not exceed the lesser of (a) 100% of his or her Taxable Income or (b) $40,000 [as adjusted pursuant to Code Section 415(d)]."

      15. Subsection 15.1(c) of the Plan is deleted and the following is substituted in its place:

      (c) "Key Employee" means a current or former Employee (or his or her Beneficiary) who at any time during a plan year containing the Determination Date was: (1) an officer of the Employer having an annual Compensation greater than $130,000 [subject to cost-of-living adjustments pursuant to Code Section 416(i)(1)(A)]; (2) a more-than-5% Owner; or (3) a more-than-1% Owner whose Compensation exceeds $150,000.

      16. Subsections 15.1(d) and 15.1(e) of the Plan are deleted and the following are substituted in their place:

            (d) "Plan Benefit" means the sum as of the Determination Date of (1) an Employee's Account, (2) the present value of his or her other accrued benefits provided by all qualified plans within the Aggregation Group, and (3) the aggregate distributions made within the one-year period ending on such date. In the case of a distribution made for a reason other than severance from employment, death or disability, "5-year period" shall be substituted for "one-year period" in the preceding sentence. Plan Benefits shall exclude rollover contributions and plan-to-plan transfers made after December 31, 1983 which are both employee-initiated and from a plan maintained by a non-related employer.

            (e) "Top-Heavy" means the Plan's status when the Plan Benefits of Key Employees account for more than 60% of the Plan Benefits of all Employees who have performed services at any time during the one-year period ending on the Determination Date. The Plan Benefits of Employees who were, but are no longer, Key Employees (because they have not been an officer or Owner during such one-year period), are excluded in the determination.

      17. Subsection 21.3(c) is added to the Plan to read as follows:

      (c)   This Subsection 21.3 shall not apply effective January 1, 2002.

      Dated as of this 31st day of December, 2002.

                                          COMMITTEE UNDER SYNCOR
                                             INTERNATIONAL CORPORATION
                                             EMPLOYEES' SAVINGS AND
                                             STOCK OWNERSHIP PLAN



                                          By: /s/ Sheila H. Coop
                                              --------------------------
                                                  Sheila H. Coop, Member






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